     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 11, 1996
                                                     REGISTRATION NO. 333-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                      AND
                           POST-EFFECTIVE AMENDMENTS
                                     UNDER
                          THE SECURITIES ACT OF 1933

                          DEAN WITTER, DISCOVER & CO.
          (EXACT NAME OF EACH REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                              6211; 6141; 7374                                      36-3145972
(STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION            (I.R.S. EMPLOYER IDENTIFICATION
INCORPORATION OR ORGANIZATION)                  CODE NUMBER)                                            NUMBER)

                               ----------------
                            TWO WORLD TRADE CENTER
                           NEW YORK, NEW YORK 10048
                                (212) 392-2222
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------
                             CHRISTINE A. EDWARDS
                  EXECUTIVE VICE PRESIDENT & GENERAL COUNSEL
                          DEAN WITTER, DISCOVER & CO.
                            TWO WORLD TRADE CENTER
                                  66TH FLOOR
                           NEW YORK, NEW YORK 10048
                                (212) 392-2222
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------
                                  COPIES TO:
       JOSEPH W. ARMBRUST, JR.                        LANCE C. BALK
            BROWN & WOOD                            KIRKLAND & ELLIS
       ONE WORLD TRADE CENTER              CITICORP CENTER, 153 EAST 53RD STREET
      NEW YORK, NEW YORK 10048                    NEW YORK, NEW YORK 10022
           (212) 839-5300                             (212) 446-4800

                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS DETERMINED BY MARKET CONDITIONS.

                               ----------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                               (Calculation Table on next page)

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                               ----------------
  Pursuant to Rule 429 under the Securities Act of 1933, the prospectuses included in this Registration Statement are combined prospectuses that also relate to the Registrant's Registration Statements Nos. 33-57202, 33-60734 and 33-89748 on Form S-3. The following registration statements, each having the original effective date indicated parenthetically, are amended hereby (the number of such post-effective amendment applicable to a registration statement being also indicated parenthetically), all as follows: 33-57202 (February 24, 1993-No.2); and 33-60734 (April 26, 1993-No. 2); and 33-89748 (June 28, 1995-
No. 1). Each such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                           PROPOSED
                                            MAXIMUM      PROPOSED
 TITLE OF EACH CLASS OF       AMOUNT       OFFERING       MAXIMUM
       SECURITIES              TO BE       PRICE PER     AGGREGATE        AMOUNT OF
    TO BE REGISTERED       REGISTERED(1)    UNIT(2)  OFFERING PRICE(2) REGISTRATION FEE
- ---------------------------------------------------------------------------------------
Debt Securities........  $2,000,000,000(3)   100%     $2,000,000,000     $689,655.17

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
(1) This Registration Statement and the registration fee pertain to the initial offering of $2,000,000,000 aggregate principal amount of Debt Securities registered hereunder by the Registrant, and also offers and sales related to market-making transactions by Dean Witter Reynolds Inc., an affiliate of the Registrant, and offers and sales in connection with the proportionate share of underwriters' stabilization activities (if any) by Dean Witter Reynolds Inc., with respect to such $2,000,000,000 of Debt Securities.
(2) Estimated solely for the purpose of calculating the registration fee.
(3) Such amount shall be increased if any Debt Securities are issued at an original issue discount, by an amount such that the aggregate gross proceeds to be received by the Registrant shall be equal to the above amount to be registered. Any offering of Debt Securities denominated other than in U.S. dollars will be treated as the equivalent in U.S. dollars based on exchange rates at the time of offering.

                                EXPLANATORY NOTE

  This Registration Statement contains two prospectuses. The first relates to the initial offering of Debt Securities (the "Basic Prospectus"). The second is for use in connection with offers and sales related to market making transactions in the Debt Securities registered hereunder, or Debt Securities issued under prior registration statements, by Dean Witter Reynolds Inc., a wholly-owned subsidiary of the Registrant (the "DWR Prospectus").

  Ten copies of each of the Basic Prospectus and the DWR Prospectus in the exact form in which they are to be used after effectiveness will be filed with the Securities and Exchange Commission pursuant to Rule 424(b), if required to be filed pursuant to such Rule.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY STATE.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
SUBJECT TO COMPLETION,
Dated July 11, 1996
                          DEAN WITTER, DISCOVER & CO.

                                DEBT SECURITIES

                                  -----------

Dean Witter, Discover & Co. (the "Company") intends to sell from time to time up to U.S. $3,939,725,000.00 aggregate principal amount (or net proceeds in the case of securities issued at an original issue discount), or its equivalent in such foreign currencies or units of two or more currencies, based on the applicable exchange rate at the time of offering, as shall be designated by the Company at the time of offering, of its debt securities
   ("Debt Securities"). The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale.

The Debt Securities will be unsecured obligations and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. Each issue of Debt Securities may vary, where applicable, as to aggregate principal amount, maturity date, public offering or purchase price, interest rate or rates, if any, and timing of payments thereof, provisions for redemption,
   sinking  fund  requirements,  if   any,  currencies  of  denomination   or
   currencies otherwise applicable thereto and any other variable terms and method of distribution. The accompanying Prospectus Supplement (the "Prospectus Supplement") sets forth the specific terms with regard to the Debt Securities in respect of which this Prospectus is being delivered.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

                                  -----------

  The Debt Securities may be sold through underwriting syndicates represented by one or more managing underwriters, which may include Dean Witter Reynolds Inc., by underwriters without a syndicate, through agents designated from time to time, or directly to purchasers. The names of any such managing underwriters, underwriters or agents of the Company involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered and any applicable commissions or discounts are set forth in the accompanying Prospectus Supplement with respect to such Debt Securities. Debt Securities may not be sold by the Company or any underwriter without delivery of a Prospectus Supplement describing such issue of Debt Securities and the method and terms of offering thereof.

  This Prospectus and the accompanying Prospectus Supplement may be used by Dean Witter Reynolds Inc., which is a wholly owned subsidiary of the Company, in connection with offers and sales of Debt Securities in market-making transactions at negotiated prices at the time of sale or otherwise. Dean Witter Reynolds Inc. may act as principal or agent in such transactions.

                                  -----------

                           DEAN WITTER REYNOLDS INC.

        , 1996

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   3
Incorporation of Certain Documents by Reference............................   3
The Company................................................................   4
Use of Proceeds............................................................   4
Ratio of Earnings to Fixed Charges.........................................   4
Description of Debt Securities.............................................   5
Plan of Distribution.......................................................  11
Legal Opinions.............................................................  12
Experts....................................................................  12

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Copies of such material and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104. In addition, the Commission maintains a site on the World Wide Web portion of the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and Current Reports on Form 8-K dated January 4, 1996, January 8, 1996, January 23, 1996 and April 18, 1996 are hereby incorporated by reference in this Prospectus.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

  The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all documents that have been or will be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to Investor Relations, Dean Witter, Discover & Co., Two World Trade Center, New York, New York 10048, Telephone No. (800) 733-2307.

  IN CONNECTION WITH THE OFFERING OF CERTAIN OF THE SECURITIES, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF SUCH OFFERED SECURITIES OR OTHER SECURITIES OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                  THE COMPANY

  The Company is a diversified financial services organization that provides a broad range of nationally marketed credit and investment products, with a primary focus on individual customers. The Company has two principal lines of business: credit services and securities. Its credit services business ("Credit Services") consists primarily of the issuance, marketing and servicing of general purpose credit cards. Credit Services is the single largest domestic issuer of general purpose credit cards as measured by number of accounts and cardmembers. Discover (R) Card is the Company's most widely held proprietary general purpose credit card and generated a majority of Credit Services revenues and net income in 1995. The Company's securities business is conducted primarily through its wholly owned subsidiaries, Dean Witter Reynolds Inc. ("DWR") and Dean Witter InterCapital Inc. ("InterCapital"). DWR is a full-service securities firm that engages in a wide variety of securities activities, with a particular focus on serving the investment needs of its individual clients through over 8,500 Account Executives as of December 31, 1995. DWR is among the largest members of the New York Stock Exchange and is a member of other major securities, futures and options exchanges in the United States. InterCapital, with total assets of $83.4 billion under management and administration as of March 31, 1996, is one of the largest asset management operations in the United States.

  The Company was incorporated under the laws of the State of Delaware in 1981. Its principal executive offices are located at Two World Trade Center, New York, New York 10048; its telephone number is (212) 392-2222.

                                USE OF PROCEEDS

  Except as may be otherwise set forth in the Prospectus Supplement accompanying this Prospectus, the net proceeds to be received by the Company from the sale or sales of the Debt Securities will be used for general corporate purposes, which may include the repayment of indebtedness, working capital, capital expenditures and the repurchase of shares of the Company's common stock. Funds not required immediately for such purposes may be invested temporarily in short-term marketable securities. The Company anticipates that it will raise additional funds from time to time through equity or debt financings, including borrowings under revolving credit agreements.

                       RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the historical ratios of earnings to fixed charges of the Company for the periods indicated:

             THREE MONTHS
            ENDED MARCH 31,       FISCAL YEAR ENDED DECEMBER 31,
            ---------------   -----------------------------------------------
                 1996          1995      1994      1993      1992      1991
                 ----         ------    ------    ------    ------    ------
                  2.0            1.9       2.1       2.2       1.7       1.5

  For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of income before income taxes and fixed charges and in 1992 includes a cumulative effect of change in method of accounting for postretirement benefits. Additionally, "earnings" in 1992 excludes a nonrecurring gain of $32.1 million from the initial public offering of 25.7% of SPS Transaction Services, Inc. "Fixed charges" consist of interest costs, including interest on deposits, and that portion of rent expense estimated to be representative of the interest factor.

                         DESCRIPTION OF DEBT SECURITIES

  The Debt Securities will be issued under an Indenture (the "Indenture") between the Company and The First National Bank of Chicago (the "Trustee"). The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Indenture, a copy of which is filed as an exhibit to the Registration Statement. The following provisions will apply to Debt Securities unless otherwise provided in the Prospectus Supplement for such Debt Securities. All capitalized terms appearing herein and not otherwise defined herein have the meanings specified in the Indenture.

GENERAL

  The Indenture provides that Debt Securities may be issued thereunder, without limitation as to aggregate principal amount, in one or more series, by the Company from time to time upon satisfaction of certain conditions precedent, including the delivery by the Company to the Trustee of certified resolutions of the Board of Directors of the Company which fix or provide for the establishment of terms of such Debt Securities (in the event that such Debt Securities are not provided for in a supplemental indenture), including: (1) the aggregate principal amount of such Debt Securities; (2) the date or dates on which such Debt Securities will mature; (3) the rate or rates per annum (which may be fixed or variable) at which such Debt Securities will bear interest, if any; (4) the dates on which such interest, if any, will be payable; (5) the provisions for redemption of such Debt Securities, if any, the redemption price and any remarketing arrangements relating thereto; (6) the sinking fund requirements, if any, with respect to such Debt Securities; (7) whether such Debt Securities are denominated or provide for payment in United States dollars or a foreign currency or units of two or more of such foreign currencies; (8) the form (registered or bearer or both) in which such Debt Securities may be issued and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of such Debt Securities in either form; (9) whether and under what circumstances the Company will pay additional amounts ("Additional Amounts") in respect of such Debt Securities held by a person who is not a U.S. person (as defined in the Prospectus Supplement, as applicable) in respect of specified taxes, assessments or other governmental charges and whether the Company has the option to redeem the affected Debt Securities rather than pay such Additional Amounts; (10) whether such Debt Securities are to be issued in global form; (11) any deletions from, modifications of or additions to the provisions of the Indenture; and (12) the title of the Debt Securities and the series of which such Debt Securities shall be a part. Reference is made to the Prospectus Supplement for the terms of the Debt Securities being offered thereby.

  The provisions of the Indenture provide the Company with the ability to issue Debt Securities with terms different from those of Debt Securities previously issued and to "reopen" a previous issue of a series of Debt Securities and issue additional Debt Securities of such series.

  The Debt Securities will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. The Company's assets consist primarily of receivables from its subsidiaries and the common stock of its direct subsidiaries, and the Company conducts no substantial business or operations itself. Accordingly, the right of the Company, and hence the right of creditors of the Company (including the Holders of the Debt Securities), to participate in any distribution of the assets of any subsidiary of the Company upon its liquidation or reorganization will be subject to the prior claims of creditors of such subsidiary, except to the extent that claims of the Company itself as a creditor of such subsidiary may be recognized. Creditors of the Company (including Holders of the Debt Securities) may be limited in their ability to participate in any proceeding related to a liquidation or reorganization of any such subsidiary. In addition, dividends, loans and advances from certain subsidiaries to the Company are restricted by legal requirements, including (in the case of DWR) net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies and (in the case of Greenwood Trust Company and other bank subsidiaries) by banking regulations.

  Principal and interest, premium and Additional Amounts, if any, will be payable in the manner, at the places and subject to the restrictions set forth in the Indenture, the Debt Securities and the Prospectus Supplement relating thereto, provided that payment of any interest and any Additional Amounts may be made at the option of the Company by check mailed to the Holders of registered Debt Securities at their registered addresses.

  Debt Securities may be presented for exchange, and registered Debt Securities may be presented for transfer, in the manner, at the place and subject to the restrictions set forth in the Indenture, the Debt Securities and the Prospectus Supplement relating thereto. Debt Securities in bearer form and the coupons, if any, pertaining thereto will be transferable by delivery. No service charge will be made for any transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  Debt Securities may bear interest at a fixed rate or a floating rate. Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant Prospectus Supplement.

  Debt Securities may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such Debt Securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, commodity, equity index or other factor. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable Prospectus Supplement.

GLOBAL SECURITIES

  Except as provided in the Prospectus Supplement relating thereto, registered Debt Securities will be issued in global form ("Book-Entry Securities"). Book-Entry Securities will be issued in the form of one or more fully registered global Debt Securities which will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of the Depositary's nominee (each, a "Registered Global Security"). Except as set forth below, a Registered Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor.

  The Depositary has advised the Company as follows: The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of its participants ("Participants") and to facilitate the settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's Participants include securities brokers and dealers, banks, trust companies, clearing companies and certain other organizations. The Depositary is owned by a number of its Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("Indirect Participants").

  Purchases of Book-Entry Securities must be made by or through Participants, which will receive a credit for such Book-Entry Securities on the records of the Depositary. The ownership interest of each actual purchaser of each Book-Entry Security represented by a Registered Global Security ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements or their holdings, from the Participant or Indirect Participant through which such Beneficial Owner entered into the transaction. Ownership of beneficial interests in a Registered Global Security will be limited to Participants or persons that may hold interests through Participants. Beneficial interests in a Registered Global Security will be shown on, and the transfer thereof will be effected only through, records maintained by the Depositary (with respect to beneficial interests of Participants) or by Participants or persons that may hold interests through Participants (with respect to beneficial interests held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a Registered Global Security.

  For a Registered Global Security, so long as the Depositary or its nominee is the registered owner of a Registered Global Security, the Depositary or its nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Registered Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Registered Global Security will not be entitled to have Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in certificated form and will not be considered the owners or Holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Registered Global Security desires to give or take any action which a Holder is entitled to give or take under the Indenture, the Depositary would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by the Depositary to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Principal and interest payments on Debt Securities issued in book-entry form and represented by one or more Registered Global Securities will be made by the Company to the Depositary or its nominee, as the case may be, as the registered owner of the related Registered Global Security or Securities. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Registered Global Securities, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Depositary, upon receipt of any payment of principal or interest in respect of the Registered Global Securities, will credit immediately the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in such Registered Global Securities as shown on the records of the Depositary. The Company also expects that payments by participants to owners of beneficial interests in the Registered Global Securities will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

  If the Depositary is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue Debt Securities in certificated form that will be exchanged for each Registered Global Security. In addition, the Company may at any time determine not to have Debt Securities represented by the Registered Global Security or Securities. In any such instance, owners of beneficial interests in such Registered Global Securities will be entitled to physical delivery in certificated form of Debt Securities equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. Debt Securities so issued in certificated form will be issued in denominations of $1,000 or any larger amount that is an integral multiple thereof and will be issued in registered form only, without coupons.

  The Debt Securities of a series may also be issued in the form of one or more bearer global Debt Securities that will be deposited with a common depositary for the Euroclear System and Cedel Bank, S.A., or with a nominee for such depositary identified in the Prospectus Supplement relating to such series.

MERGER AND CONSOLIDATION

  Nothing contained in the Indenture or in any of the Debt Securities shall prevent any consolidation or merger of the Company with or into any other Person or Persons (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any conveyance, transfer or lease of the property of the Company as an entirety, or substantially as an entirety, to any other Person (whether or not affiliated with the Company); provided, however, that:

    (1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the entity formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, any premium and interest on and any Additional Amounts with respect to all the Debt Securities and the performance of every other covenant of the Indenture on the part of the Company to be performed or observed;

    (2) immediately after giving effect to such transaction, no event which, after notice or lapse of time, would become an event of default under the Indenture (an "Event of Default"), shall have occurred and be continuing; and

    (3) either the Company or the successor Person shall have delivered to the Trustee an officers' certificate and an opinion of counsel, stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

  Except as provided above or as may otherwise be provided in the accompanying Prospectus Supplement, there are no "event risk" or similar provisions of the Indenture or the Debt Securities that are intended to afford protection to Holders in the event of a merger or other significant corporate event involving the Company.

  Upon any consolidation or merger or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with the provisions of the Indenture described above, the successor Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and thereafter, except in the case of a lease to another Person, the Company shall be released from all obligations and covenants under the Indenture and the Debt Securities.

MODIFICATION AND WAIVER

  Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 51% in principal amount of the Outstanding Debt Securities of each series issued pursuant to the Indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of, or any installment of interest or Additional Amounts payable on, any Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity; (c) change the place or currency of any payment of principal of, or any premium, interest or Additional Amounts on, any Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; (e) reduce the percentage in principal amount of the Outstanding Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage in principal amount of Outstanding Debt Securities necessary to waive any past default to less than a majority. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions of the Indenture.

EVENTS OF DEFAULT

  Unless otherwise set forth in the Prospectus Supplement, the following will be Events of Default with respect to Debt Securities of any series issued under the Indenture: (a) default in the payment of any interest on or any Additional Amounts payable in respect of any Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal of or premium, if any, on any Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Debt Security of that series; (d) default in the performance, or breach, of any other covenant or warranty of the Company contained in the Indenture or the Debt Securities for the benefit of such series, continued for 60 days after written notice thereof has been given to the Company by either the Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of such series as provided in the Indenture; (e) certain events of bankruptcy, insolvency or reorganization of the Company or a Principal Subsidiary (defined below); and (f) any other Event of Default provided with respect to Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Debt Securities of that series) of all Outstanding Debt Securities of that series and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, to be due and payable immediately if an Event of Default with respect to Debt Securities of such series shall occur and be continuing at the time of declaration. At any time after a declaration of acceleration has been made with respect to Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Debt Securities of that series, except in a case of failure to pay principal of or premium, if any, or interest or Additional Amounts, if any, on any Debt Security of that series for which payment has not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected.

  The Holders of a majority in principal amount of the Outstanding Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Indenture. Before proceeding to exercise any right or power under the Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

  The Company will be required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Indenture.

LIMITATION ON LIENS

  The Indenture provides that the Company may not at any time directly or indirectly create, assume, incur, or suffer to be created, assumed or incurred or suffer to exist any mortgage, pledge, encumbrance or lien (except for certain liens specifically permitted by the Indenture) by which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company or any Principal Subsidiary for money borrowed (except for any bona fide option or agreement to sell), upon (1) any shares of capital stock of any Principal Subsidiary (other than directors' qualifying shares) or (2) any shares of capital stock owned by the Company of a subsidiary of the Company that owns, directly or indirectly, capital stock of any of the Principal Subsidiaries (other than directors' qualifying shares) without, in each case, making effective provision whereby the Debt Securities (and any other indebtedness of the Company or such Subsidiary entitled to the benefit of a covenant similar to this covenant, subject to applicable priorities of payment) will be secured equally and ratably with any and all other obligations thereby secured. The Indenture defines "Principal Subsidiaries" to mean each of Greenwood Trust Company and DWR, so long as they continue, directly or indirectly, to be subsidiaries of the Company, and any subsidiary of the Company succeeding to any substantial part of the business now conducted by any of such corporations.

                              PLAN OF DISTRIBUTION

  The Company may sell the Debt Securities (i) through underwriters or dealers;
(ii) directly to one or more purchasers; or (iii) through agents. Any such underwriters, dealers or agents in the United States may include DWR, a wholly-owned subsidiary of the Company, and any such underwriters, dealers or agents outside the United States may include Dean Witter International Ltd., a wholly-owned subsidiary of the Company. The Prospectus Supplement with respect to the Debt Securities being offered thereby sets forth the terms of the offering of such Debt Securities, including the name or names of any underwriters, the purchase price of such Debt Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Debt Securities may be listed. Only underwriters so named in the Prospectus Supplement shall be deemed to be underwriters in connection with the Debt Securities offered thereby.

  If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed price or at varying prices determined at the time of sale or at negotiated prices. Such Debt Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase such Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Debt Securities of the series offered by the Company's Prospectus Supplement if any of such Debt Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  Debt Securities may also be sold directly by the Company or though agents designated by the Company from time to time. Any agent involved in the offering and sale of the Securities will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent is acting solely as an agent for the period of its appointment.

  If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase Debt Securities providing for payment and delivery on a future date specified in the Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular Debt Securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by the Company. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except (i) the purchase by an institution of the particular Debt Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction of the United States to which such institution is subject, and
(ii) if the particular Debt Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of such Debt Securities less the principal amount thereof covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of the Company or such institutional investors thereunder.

  Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Act"). Under arrangements which may be entered into by the Company and as may be described in the Prospectus Supplement with respect to the Debt Securities being issued, underwriters, dealers and agents who participate in the distribution of such Debt Securities may be entitled to indemnification by the Company against certain civil liabilities, including liabilities under the Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make with respect thereto. Underwriters, dealers and agents may engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of their respective businesses.

  The Debt Securities may or may not be listed on a national securities exchange. If at the time of issuance it is intended that any Debt Securities shall be listed on a national securities exchange, such exchange shall be identified in the Prospectus Supplement with respect to such Debt Securities. There is no assurance that a secondary market will develop for the Debt Securities or, if it does develop, that it will continue.

  The distribution of Debt Securities will conform to the requirements set forth in the applicable sections of Conduct Rule 2720 of the National Association of Securities Dealers, Inc.

                                 LEGAL OPINIONS

  The validity of the Debt Securities will be passed upon for the Company by Brown & Wood, New York, New York and for the underwriters, dealers or agents, if any, by Kirkland & Ellis, New York, New York.

                                    EXPERTS

  The consolidated financial statements and related supplemental schedules of the Company and its subsidiaries incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein, and have been so incorporated by reference in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing.

  With respect to the unaudited interim financial information for the periods ended March 31, 1996 and 1995 which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                          DEAN WITTER, DISCOVER & CO.

                                DEBT SECURITIES

                                  PROSPECTUS


                           DEAN WITTER REYNOLDS INC.

                                        , 1996

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY STATE.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
SUBJECT TO COMPLETION,
Dated July 11, 1996

PROSPECTUS

                          DEAN WITTER, DISCOVER & CO.

                                DEBT SECURITIES

                                  -----------

  Dean Witter, Discover & Co. (the "Company") has issued and intends from time to time to issue debt securities (the "Debt Securities") pursuant to an indenture, dated as of February 24, 1993, between the Company and The First National Bank of Chicago. The following Debt Securities have been issued and the indicated aggregate principal amounts are outstanding as of July 11, 1996:

  $750,000,000 aggregate principal amount of 6% Notes due March 1, 1998 (the "6% Notes");

  $750,000,000 aggregate principal amount of 6 7/8% Notes due March 1, 2003 (the "6 7/8% Notes");

  $400,000,000 aggregate principal amount of 6 1/4% Notes due March 15, 2000 (the "6 1/4% Notes");

  $250,000,000 aggregate principal amount of 6 3/4% Debentures due October 15, 2013 (the "6 3/4% Debentures due 2013");

  $250,000,000 aggregate principal amount of 6 1/2% Notes due November 1, 2005 (the "6 1/2% Notes");

  $350,000,000 aggregate principal amount of LIBOR Floating Rate Notes due November 15, 1996 (the "Floating Rate LIBOR Notes due 1996");

  $150,000,000 aggregate principal amount of Federal Funds Floating Rate Notes due November 15, 1996 (the "Floating Rate Federal Funds Notes");

  $150,000,000 aggregate principal amount of LIBOR Floating Rate Notes due March 1, 2000 (the "Floating Rate LIBOR Notes due 2000");

  $200,000,000 aggregate principal amount of 6.75% Notes due August 15, 2000 (the "6 3/4% Notes");

  $150,000,000 aggregate principal amount of 6.75% Debentures due January 1, 2016 (the "6 3/4% Debentures due 2016");

  $250,000,000 aggregate principal amount of 6.30% Notes due January 15, 2006 (the "6.30% Notes"); and

  $2,508,875,000.00 aggregate principal amount of Floating Rate Medium-Term Notes Series I due 1996-2000 and 5.88%-8.20% Fixed Rate Medium-Term Notes Series I due 1996-2014 (the "Medium-Term Notes").

                                  -----------

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE  COMMISSION  OR   ANY  STATE  SECURITIES  COMMISSION   NOR  HAS  THE
  SECURITIES  AND EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION
   PASSED  UPON   THE  ACCURACY   OR  ADEQUACY   OF  THIS   PROSPECTUS.  ANY
   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

  This Prospectus has been prepared in connection with the Debt Securities and is to be used by Dean Witter Reynolds Inc. ("DWR"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Debt Securities. DWR may act as principal or agent in such transactions. The Debt Securities may be offered on a national securities exchange in the event the particular issue of Debt Securities has been listed on such exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale or otherwise.

                                  -----------

                           DEAN WITTER REYNOLDS INC.

      , 1996

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................  M-3
Incorporation of Certain Documents by Reference............................  M-3
The Company................................................................  M-4
Description of Debt Securities.............................................  M-4
Experts.................................................................... M-24

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Copies of such material may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104. In addition, the Commission maintains a site on the World Wide Web portion of the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and Current Reports on Form 8-K dated January 4, 1996, January 8, 1996, January 23, 1996 and April 18, 1996 are hereby incorporated by reference into this Prospectus.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL DOCUMENTS THAT HAVE BEEN OR WILL BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO INVESTOR RELATIONS, DEAN WITTER, DISCOVER & CO., TWO WORLD TRADE CENTER, NEW YORK, NEW YORK 10048, TELEPHONE NO. (800) 733-2307.

                                  THE COMPANY

OVERVIEW

  The Company is a diversified financial services organization that provides a broad range of nationally marketed credit and investment products, with a primary focus on individual customers. The Company has two principal lines of business: credit services and securities. Its credit services business ("Credit Services") consists primarily of the issuance, marketing and servicing of general purpose credit cards. Credit Services is the single largest domestic issuer of general purpose credit cards as measured by number of accounts and cardmembers. Discover (R) Card is the Company's most widely held proprietary general purpose credit card and generated a majority of Credit Services revenues and net income in 1995. The Company's securities business is conducted primarily through its wholly owned subsidiaries, DWR and Dean Witter InterCapital Inc. ("InterCapital"). DWR is a full-service securities firm that engages in a wide variety of securities activities, with a particular focus on serving the investment needs of its individual clients through over 8,500 Account Executives as of December 31, 1995. DWR is among the largest members of the New York Stock Exchange and is a member of other major securities, futures and options exchanges in the United States. InterCapital, with total assets of $83.4 billion under management or administration as of March 31, 1996, is one of the largest asset management operations in the United States.

  The Company was incorporated under the laws of the State of Delaware in 1981. The Company's principal executive offices are located at Two World Trade Center, New York, New York 10048; its telephone number is (212) 392-2222.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the historical ratios of earnings to fixed charges of the Company for the periods indicated:

         THREE MONTHS
        ENDED MARCH 31,              FISCAL YEAR ENDED DECEMBER 31,
        ---------------       ---------------------------------------------------------------------
             1996             1995           1994           1993           1992           1991
             ----             ----           ----           ----           ----           ----
              2.0             1.9            2.1            2.2            1.7            1.5

  For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of income before income taxes and fixed charges and in 1992 includes a cumulative effect of change in method of accounting for postretirement benefits. Additionally, "earnings" in 1992 excludes a nonrecurring gain of $32.1 million from the initial public offering of 25.7% of SPS Transaction Services, Inc. "Fixed charges" consist of interest costs, including interest on deposits, and that portion of rent expense estimated to be representative of the interest factor.

                         DESCRIPTION OF DEBT SECURITIES

  The Debt Securities have been and are to be issued under an Indenture, dated as of February 24, 1993 (the "Indenture"), between the Company and The First National Bank of Chicago (the "Trustee"). The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Indenture. All capitalized terms appearing herein and not otherwise defined herein have the meanings specified in the Indenture.

  The Indenture provides that series of Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, and upon such terms as the Company may establish pursuant to the provisions thereof.

  The Indenture provides that the Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York. Under present New York law, the maximum rate of interest that the Company could pay on any series of Debt Securities is 25% per annum on a simple interest basis. This limit may not apply to Debt Securities in which $2,500,000 or more has been invested. While the Company believes that New York law would be given effect by a state or Federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower (including, in some cases, corporate borrowers).

  The Outstanding Debt Securities are issuable only in fully registered form without coupons, in denominations set forth below under each description of Outstanding Debt Securities. No service charge will be made for any registration of transfer or exchange of such Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection therewith. Certain of the Debt Securities have been issued in global form (see "Book-Entry Securities").

  The Indenture provides the Company with the ability to issue Debt Securities with terms different from those of Debt Securities previously issued and to "reopen" a previous issue of a series of Debt Securities and issue additional Debt Securities of such series.

  The Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. Since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of the Debt Securities), to participate in any distribution of the assets of any subsidiary of the Company upon its liquidation or reorganization will be subject to the prior claims of creditors of such subsidiary, except to the extent that claims of the Company itself as a creditor of such subsidiary may be recognized. Creditors of the Company (including Holders of the Debt Securities) may be limited in their ability to participate in any proceeding related to a liquidation or reorganization of any such subsidiary. In addition, dividends, loans and advances from certain subsidiaries to the Company are restricted by legal requirements, including (in the case of DWR) net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies and (in the case of Greenwood Trust Company and other bank subsidiaries) by banking regulations.

  Debt Securities may be presented for payment, registration of transfer, or exchange at the office of the Trustee in New York City designated for such purpose, or at such other places in New York as the Company may designate. Payments of principal, premium, if any, and interest for Debt Securities issued in global form will be made as described below under "Book-Entry Securities."

  Unless otherwise specified with respect to a particular series of Debt Securities, the Debt Securities are not subject to any sinking fund and are not redeemable prior to maturity.

  Unless otherwise specified, terms defined under a caption for a specific series of Debt Securities shall have such meanings only as to the Debt Securities described therein.

BOOK-ENTRY SECURITIES

  Certain of the Outstanding Debt Securities have been issued in global form (such Debt Securities are hereinafter referred to as "Book-Entry Securities"). Such Book-Entry Securities are represented by one or more fully registered global securities (the "Global Notes"). Each such Global Note has been deposited with, or on behalf of, The Depository Trust Company, as Depositary (the "Depositary") registered in the name of the Depositary or a nominee thereof. Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, no Global Note may be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

  The Depositary has advised the Company as follows: The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Depositary is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

  Purchases of Book-Entry Securities must be made by or through Participants, which will receive a credit on the records of the Depositary. The ownership interest of each actual purchaser of each Book-Entry Security (the "Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in Global Notes will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Notes.

  So long as the Depositary, or its nominee, is the registered owner of a Global Note, the Depositary or its nominee, as the case may be, will be considered the sole owner or Holder of the Book-Entry Securities represented by such Global Note for all purposes under the Indenture. Except as provided below, Beneficial Owners of a Global Note will not be entitled to have the Book-Entry Securities represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of the Book-Entry Securities in definitive form and will not be considered the owners or Holders thereof under the Indenture. Accordingly, each Person owning a beneficial interest in a Global Note must rely on the procedures of the Depositary and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Note desires to give or take any action which a Holder is entitled to give or take under the Indenture, the Depositary would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by the Depositary to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Payment of principal of, and interest on, Book-Entry Securities registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the Holder of the Global Note or Global Notes representing such Book-Entry Securities. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Depositary, upon receipt of any payment of principal or interest in respect of a Global Note, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as shown on the records of the Depositary. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

  If the Depositary is at any time unwilling or unable to continue as Depositary and a successor depository is not appointed by the Company within 90 days, the Company will issue Debt Securities in certificated form that will be exchanged for each Global Note. In addition, the Company may at any time determine not to have Debt Securities represented by the Global Note or Notes. In any such instance, owners of beneficial interests in such Global Notes will be entitled to physical delivery in certificated form of Debt Securities equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. Debt Securities so issued in certificated form will be issued in denominations of $1,000 or any larger amount that is an integral multiple thereof and will be issued in registered form only, without coupons.

TERMS AND PROVISIONS OF THE NON-REDEEMABLE FIXED RATE NOTES

  The 6% Notes, the 6 7/8% Notes, the 6 1/4% Notes, the 6 3/4% Debentures due 2013, the 6 1/2% Notes, the 6 3/4% Notes, the 6 3/4% Debentures due 2016 and the 6.30% Notes (collectively referred to as the "Non-Redeemable Fixed Rate Notes") bear interest at the rate specified in the title of each series, payable semiannually on the Interest Payment Dates (as defined in the table below), to the persons in whose names the Non-Redeemable Fixed Rate Notes are registered on the preceding Record Date (as defined in the table below). Interest on the Non-Redeemable Fixed Rate Notes is computed on the basis of a 360-day year of twelve 30-day months and is paid in immediately available funds.

  Interest payable on any Interest Payment Date and at maturity shall be the amount of interest accrued from (and including) the next preceding Interest Payment Date in respect of which interest has been paid (or from and including the Original Interest Date, if no interest has been paid with respect to such Non-Redeemable Fixed Rate Note) to (but excluding) the Interest Payment Date or the date of maturity, as the case may be. If any Interest Payment Date or the date of maturity of a Non-Redeemable Fixed Rate Note falls on a day that is not a Business Day, the payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the date of maturity, as the case may be. "Business Day" means any day, other than a Saturday or Sunday, on which banks in The City of New York are not required or authorized by law to close.

  The Non-Redeemable Fixed Rate Notes are issued only in fully registered, book-entry form without coupons, in denominations of $1,000 and integral multiples thereof, except under the limited circumstances described under "Description of Debt Securities--Book-Entry Securities" above.

  The Non-Redeemable Fixed Rate Notes are not subject to redemption by the Company prior to maturity.

                    PRINCIPAL
                      AMOUNT     INTEREST PAYMENT DATES         RECORD DATES         MATURITY DATE
                    ---------    ----------------------         ------------         -------------
  6% Notes         $750,000,000 March 1 and September 1   February 15 and August 15 March 1, 1998
6 7/8% Notes       $750,000,000 March 1 and September 1   February 15 and August 15 March 1, 2003
6 1/4% Notes       $400,000,000 March 15 and September 15 March 1 and September 1   March 15, 2000
6 3/4% Debentures
 due 2013          $250,000,000 April 15 and October 15   April 1 and October 1     October 15, 2013
6 1/2% Notes       $250,000,000 May 1 and November 1      April 15 and October 15   November 1, 2005
6 3/4% Notes       $200,000,000 February 15 and August 15 February 1 and August 1   August 15, 2000
6 3/4% Debentures
 due 2016          $150,000,000 January 1 and July 1      December 15 and June 15   January 1, 2016
6.30% Notes        $250,000,000 January 15 and July 15    January 1 and July 1      January 15, 2006

SAME-DAY SETTLEMENT AND PAYMENT FOR CERTAIN NON-REDEEMABLE FIXED RATE NOTES

  All payments of principal and interest on the 6 3/4% Debentures due 2013, the 6 1/2% Notes, the 6 3/4% Notes, the 6 3/4% Debentures due 2016 and the 6.30% Notes (collectively referred to as the "Same-Day Settlement Notes") will be made by the Company in immediately available funds. Secondary trading in long-term notes and debentures of corporate issuers generally settles (as is the case with the Non-Redeemable Fixed Rate Notes other than the Same-Day Settlement Notes) in clearing-house or next-day funds. In contrast, each of the Same-Day Settlement Notes trade in the Same-Day Funds Settlement System of the Depositary until maturity or until the Depositary's Same-Day Funds Settlement System is discontinued or such Same-Day Settlement Notes are issued in certificated form. When the Same-Day Settlement Notes are trading in the Depositary's Same-Day Funds Settlement System, secondary market trading activity in the Same-Day Settlement Notes will be required by the Depositary to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Same-Day Settlement Notes.

TERMS AND PROVISIONS OF THE FLOATING RATE LIBOR NOTES DUE 1996

  The Floating Rate LIBOR Notes due 1996 are limited to aggregate principal amount of $350,000,000 and will mature on November 15, 1996. Interest on the Floating Rate LIBOR Notes due 1996 will be payable in arrears on the fifteenth day of each February, May, August and November (each an "Interest Payment Date"), commencing February 15, 1995, at the rate per annum for each Interest Period (as defined below) equal to Three-Month LIBOR (computed as described below) plus 20 basis points (.20%). Interest payable on each Interest Payment Date will include interest accrued from and including the first day of the Interest Period (as defined below) relating to such Interest Payment Date to and including the last day of such Interest Period. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date prior to maturity will be paid to the person in whose name the Floating Rate LIBOR Notes due 1996 are registered at the close of business on the regular record date for such interest, which will be the fifteenth day (whether or not a Business Day (as defined below)) next preceding such Interest Payment Date. The interest payment at maturity will include interest accrued to but excluding the date of maturity and will be payable to the person to whom principal is payable. If any Interest Payment Date (other than payment at maturity) would otherwise be a day that is not a Business Day, the Interest Payment Date shall be postponed to the next day that is a Business Day, except that if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the maturity date of the Floating Rate LIBOR Notes due 1996 falls on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day with the same force and effect as if made on the maturity date, and no interest on such payment shall accrue for the period from and after such maturity date. The rate of interest on the Floating Rate LIBOR Notes due 1996 will be reset quarterly on the fifteenth day of each February, May, August and November (each an "Interest Reset Date"). If the Interest Reset Date for the Floating Rate LIBOR Notes due 1996 would otherwise be a day that is not a Business Day, the Interest Reset Date for such Floating Rate LIBOR Notes due 1996 shall be postponed to the next succeeding day that is a Business Day, except if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. "Interest Period" shall mean the period beginning on and including November 23, 1994 and ending on and including February 14, 1995, and thereafter, each successive period beginning on and including the day after the last day of the preceding Interest Period and ending on and including the day preceding the next succeeding Interest Payment Date.

  "Three-Month LIBOR" means that rate determined by The First National Bank of Chicago (the "Calculation Agent") in accordance with the following provisions:

    (i) With respect to any Interest Rate Determination Date (as defined below), Three-Month LIBOR will be determined by the Calculation Agent on the basis of the rate for deposits in U.S. dollars for the period of three months commencing on the second London Banking Day (as defined below) immediately following such Interest Rate Determination Date which appears on the Telerate Screen Page 3750 (as defined below) as of 11:00 A.M., London time, on the Interest Rate Determination Date. If no rate appears, Three-Month LIBOR for such Interest Rate Determination Date will be determined as described in (ii) below. As used herein, "Telerate Screen Page 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service) for the purpose of displaying London interbank offered rates of major banks.

    (ii) With respect to an Interest Rate Determination Date on which no rate appears on Telerate Screen Page 3750, the Calculation Agent will request that the principal London offices of four major reference banks in the London interbank market selected by the Calculation Agent (the "LIBOR Reference Banks") provide the Calculation Agent with their offered quotations for deposits in U.S. dollars for the period of three months, commencing on the second London Banking Day immediately following such Interest Rate Determination Date, to prime banks in the London interbank market at approximately 11:00A.M., London time, on such Interest Rate Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time. If at least two such quotations are provided, Three-Month LIBOR for such Interest Rate Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, Three-Month LIBOR for such Interest Rate Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such Interest Rate Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in U.S. dollars to leading European banks, for a period of three months and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting rates as mentioned in this sentence. Three-Month LIBOR will be Three-Month LIBOR in effect on such Interest Rate Determination Date.

  "Interest Rate Determination Date" with respect to the initial Interest Period will be November 21, 1994 and with respect to an Interest Reset Date for the Floating Rate LIBOR Notes due 1996 will be the second London Banking Day preceding such Interest Reset Date.

  "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

  Interest on the Floating Rate LIBOR Notes due 1996 will be computed and paid on the basis of a year of 360 days and the actual number of days elapsed in each period for which interest is payable.

  The interest rate on the Floating Rate LIBOR Notes due 1996 will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

  All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

  "Business Day" means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions in The City of New York are authorized or obligated by law to close and (ii) a London Banking Day.

  The Floating Rate LIBOR Notes due 1996 are not redeemable at the option of the Company prior to maturity and do not provide for any sinking fund.

  All payments of principal and interest on the Floating Rate LIBOR Notes due 1996 will be made by the Company in immediately available funds. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the Floating Rate LIBOR Notes due 1996 will trade in the Depositary's Same-Day Funds Settlement System until maturity or until the Depositary's Same-Day Funds Settlement System is discontinued or the Floating Rate LIBOR Notes due 1996 are issued in certificated form. When the Floating Rate LIBOR Notes due 1996 are trading in the Depositary's Same-Day Funds Settlement System, secondary market trading activity in the Floating Rate LIBOR Notes due 1996 will be required by the Depositary to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Floating Rate LIBOR Notes due 1996.

TERMS AND PROVISIONS OF THE FLOATING RATE FEDERAL FUNDS NOTES

  The Floating Rate Federal Funds Notes are limited to $150,000,000 aggregate principal amount and will mature on November 15, 1996. Interest on the Floating Rate Federal Funds Notes is payable on the fifteenth day of each February, May, August and November, commencing in February 1995 (each, an "Interest Payment Date"). If any Interest Payment Date (other than payment at maturity) would otherwise be a day that is not a Business Day (as defined below), the Interest Payment Date shall be postponed to the next day that is a Business Day. If the maturity date of the Floating Rate Federal Funds Notes falls on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day with the same force and effect as if made on the maturity date, and no interest on such payment shall accrue for the period from and after such maturity date. Interest payable prior to maturity will be payable on any Interest Payment Date to the person in whose name a Floating Rate Federal Funds Note is registered at the close of business on the fifteenth day (whether or not a Business Day) prior to such Interest Payment Date (the "Regular Record Date"). The interest payment at maturity will include interest accrued to but excluding the date of maturity and will be payable to the person to whom principal is payable. Interest payable on each Interest Payment Date prior to maturity will include interest accrued from but excluding the last Regular Record Date to which interest has been paid (or from and including the date of issue, if no interest has been paid) to and including the Regular Record Date immediately preceding the applicable Interest Payment Date. The interest rate in effect on the Floating Rate Federal Funds Notes on each day that is not an Interest Reset Date (as defined below) will be the interest rate determined as of the Interest Determination Date (as defined below) pertaining to the immediately preceding Interest Reset Date, and the interest rate in effect on any day that is an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to such Interest Reset Date; provided, however, that the interest rate in effect for the ten days immediately prior to maturity will be the interest rate in effect on the tenth day (whether or not a Business
Day) prior to maturity.

  The Floating Rate Federal Funds Notes will bear interest at a rate per annum equal to the Federal Funds Rate (as defined below) plus 37 basis points (.37%). The Federal Funds Rate will be determined by the Calculation Agent referred to below in accordance with the following provisions.

  The "Federal Funds Rate" means, with respect to any Interest Determination Date, the rate on such date for Federal Funds as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519) Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then the Federal Funds Rate with respect to such Interest Determination Date will be the rate on such Interest Determination Date as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities", or any successor publication published by the Federal Reserve Bank of New York ("Composite Quotations") under the heading "Federal Funds/Effective Rate." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, the Federal Funds Rate with respect to such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates, as of 9:00 A.M., New York City time, on such Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent, after consultation with the Company; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate with respect to such interest Determination Date will be the Rate in effect on such Interest Determination Date.

  The "Interest Reset Date" for the Floating Rate Federal Funds Notes will be each Business Day (as defined below).

  The "Interest Determination Date" for the Floating Rate Federal Funds Notes shall be the second Business Day prior to each Interest Reset Date. The "Calculation Date" with respect to an Interest Determination Date shall be the tenth Business Day after such Interest Determination Date.

  Interest on the Floating Rate Federal Funds Notes will be computed and paid on the basis of the actual number of days for which interest accrues divided by 360.

  The interest rate on the Floating Rate Federal Funds Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

  All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545) being rounded to 9.87655% (or .0987655)),
and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

  "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are generally authorized or obligated by law or executive order to close.

  The Calculation Agent will, upon the request of the holder of any Floating Rate Federal Funds Note, provide the interest rate then in effect. The Calculation Agent is The First National Bank of Chicago. All calculations made by the Calculation Agent in the absence of manifest error shall be conclusive for all purposes and binding on the holders of the Floating Rate Federal Funds Notes.

  The Floating Rate Federal Funds Notes are not redeemable at the option of the Company prior to maturity and do not provide for any sinking fund.

  All payments of principal and interest on the Floating Rate Federal Funds Notes will be made by the Company in immediately available funds. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the Floating Rate Federal Funds Notes will trade in the Depositary's Same-Day Funds Settlement System until maturity or until the Depositary's Same-Day Funds Settlement System is discontinued or the Floating Rate Federal Funds Notes are issued in certificated form. When the Floating Rate Federal Funds Notes are trading in the Depositary's Same-Day Funds Settlement System, secondary market trading activity in the Floating Rate Federal Funds Notes will be required by the Depositary to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Floating Rate Federal Funds Notes.

TERMS AND PROVISIONS OF THE FLOATING RATE LIBOR NOTES DUE 2000

  The Floating Rate LIBOR Notes due 2000 are limited to aggregate principal amount of $150,000,000 and will mature on March 1, 2000. Interest on the Floating Rate LIBOR Notes due 2000 will be payable in arrears on the first day of each March, June, September and December (each an "Interest Payment Date"), commencing June 1, 1995, at the rate per annum for each Interest Period (as defined below) equal to Three-Month LIBOR (computed as described below) plus
37.5 basis points (.375%). Interest payable on each Interest Payment Date will include interest accrued from and including the first day of the Interest Period (as defined below) relating to such Interest Payment Date to and including the last day of such Interest Period. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date prior to maturity will be paid to the person in whose name the Floating Rate LIBOR Notes due 2000 are registered at the close of business on the regular record date for such interest, which will be the fifteenth day (whether or not a Business Day (as defined below)) next preceding such Interest Payment Date. The interest payment at maturity will include interest accrued to but excluding the date of maturity and will be payable to the person to whom principal is payable. If any Interest Payment Date (other than payment at maturity) would otherwise be a day that is not a Business Day, the Interest Payment Date shall be postponed to the next day that is a Business Day, except that if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the maturity date of the Floating Rate LIBOR Notes due 2000 falls on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day with the same force and effect as if made on the maturity date, and no interest on such payment shall accrue for the period from and after such maturity date. The rate of interest on each Floating Rate LIBOR Note due 2000 will be reset quarterly on the first day of each March, June, September and December (each an "Interest Reset Date"). If the Interest Reset Date for any Floating Rate LIBOR Note due 2000 would otherwise be a day that is not a Business Day, the Interest Reset Date for such Floating Rate LIBOR Note due 2000 shall be postponed to the next succeeding day that is a Business Day, except if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. "Interest Period" shall mean the period beginning on and including March 1, 1995 and ending on and including May 31, 1995, and thereafter, each successive period beginning on and including the day after the last day of the preceding Interest Period and ending on and including the day preceding the next succeeding Interest Payment Date.

  "Three-Month LIBOR" means that rate determined by The First National Bank of Chicago (the "Calculation Agent") in accordance with the following provisions:

    (i) With respect to any Interest Rate Determination Date (as defined below), Three-Month LIBOR will be determined by the Calculation Agent on the basis of the rate for deposits in U.S. dollars for the period of three months commencing on the second London Banking Day (as defined below) immediately following such Interest Rate Determination Date which appears on the Telerate Screen Page 3750 (as defined below) as of 11:00 A.M., London time, on the Interest Rate Determination Date. If no rate appears, Three-Month LIBOR for such Interest Rate Determination Date will be determined as described in (ii) below. As used herein, "Telerate Screen Page 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service) for the purpose of displaying London interbank offered rates of major banks.

    (ii) With respect to an Interest Rate Determination Date on which no rate appears on Telerate Screen Page 3750, the Calculation Agent will request that the principal London offices of four major reference banks in the London interbank market selected by the Calculation Agent (the "LIBOR Reference Banks") provide the Calculation Agent with their offered quotations for deposits in U.S. dollars for the period of three months, commencing on the second London Banking Day immediately following such Interest Rate Determination Date, to prime banks in the London interbank market at approximately 11:00A.M., London time, on such Interest Rate Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time. If at least two such quotations are provided, Three-Month LIBOR for such Interest Rate Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, Three-Month LIBOR for such Interest Rate Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such Interest Rate Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in U.S. dollars to leading European banks, for a period of three months and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting rates as mentioned in this sentence. Three-Month LIBOR will be Three-Month LIBOR in effect on such Interest Rate Determination Date.

  "Interest Rate Determination Date" with respect to the initial Interest Period will be February 27, 1995 and with respect to an Interest Reset Date for the Floating Rate LIBOR Notes due 2000 will be the second London Banking Day preceding such Interest Reset Date.

  "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

  Interest on the Floating Rate LIBOR Notes due 2000 will be computed and paid on the basis of a year of 360 days and the actual number of days elapsed in each period for which interest is payable.

  The interest rate on the Floating Rate LIBOR Notes due 2000 will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

  All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

  "Business Day" means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions in The City of New York are authorized or obligated by law to close and (ii) a London Banking Day.

  The Floating Rate LIBOR Notes due 2000 are not redeemable at the option of the Company prior to maturity and do not provide for any sinking fund.

  All payments of principal and interest on the Floating Rate LIBOR Notes due 2000 will be made by the Company in immediately available funds. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the Floating Rate LIBOR Notes due 2000 will trade in the Depositary's Same-Day Funds Settlement System until maturity or until the Depositary's Same-Day Funds Settlement System is discontinued or the Floating Rate LIBOR Notes due 2000 are issued in certificated form. When the Floating Rate LIBOR Notes due 2000 are trading in the Depositary's Same-Day Funds Settlement System, secondary market trading activity in the Floating Rate LIBOR Notes due 2000 will be required by the Depositary to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Floating Rate LIBOR Notes due 2000.

MEDIUM-TERM NOTES SERIES I

  Each of the Medium-Term Notes Series I bears interest at either a fixed rate ("Fixed Rate Notes") or a variable rate ("Floating Rate Notes"). Interest on the Medium-Term Notes Series I is payable: (i) in the case of Fixed Rate Notes, on April 1 and October 1 of each year and (ii) in the case of Floating Rate Notes, on the dates shown in Appendix B of this Prospectus (each an "Interest Payment Date"). All of the Medium-Term Notes Series I have been denominated in U.S. dollars and have been issued in denominations of $1,000 and integral multiples thereof.

 Fixed Rate Notes

  The principal amounts, original issue dates, maturity dates and interest rates of the Fixed Rate Notes are shown in Appendix A to this Prospectus. Each of the Fixed Rate Notes bears interest from the date of original issuance at the annual rate stated on the face thereof and in Appendix A payable semi-annually on April 1 and October 1 of each year to the holder thereof on the immediately preceding March 15 and September 15, respectively, and at maturity, redemption or repayment, subject to certain exceptions. Payments of interest on any Fixed Rate Note with respect to any Interest Payment Date or maturity date (or date of redemption or repayment) will include interest accrued from and including the next preceding Interest Payment Date (or, if no interest has been paid, the date of issuance of such Fixed Rate Note) to but excluding such Interest Payment Date or maturity date (or date of redemption or repayment). If any Interest Payment Date for any Fixed Rate Note falls on a day that is not a Business Day (as defined below), the interest payment shall be made on the next day that is a Business Day, and no interest on such payment shall accrue for the period from and after the Interest Payment Date. If the maturity date (or date of redemption or repayment) of any Fixed Rate Note falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day with the same force and effect as if made on the maturity date (or date of redemption or repayment), and no interest on such payment shall accrue for the period from and after the maturity date (or date of redemption or repayment). Interest on the Fixed Rate Notes is computed on the basis of a 360-day year of twelve 30-day months. The term "Business Day" when used with respect to the Fixed Rate Notes means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a legal holiday for banking institutions in The City of New York.

 Floating Rate Notes

  The principal amounts and original issue dates, as well as other information described below relating to maturities and interest rate bases with respect to the Floating Rate Notes are shown in Appendix B to this Prospectus.

  Interest. Each Floating Rate Note bears interest at a variable rate determined by reference to an interest rate basis (the "Interest Rate Basis"), adjusted by the Spread or Spread Multiplier, specified on the face thereof and in Appendix B to this Prospectus, until the principal thereof is paid or made available for payment in accordance with the terms thereof. Interest on each Floating Rate Note (other than an Alternate Federal Funds Rate Note (as defined below)) is payable on each Interest Payment Date to the holder thereof on the date 15 calendar days prior to such Interest Payment Date (the "Regular Record Date"), whether or not such date is a Business Day. Interest on an Alternate Federal Funds Rate Note is payable on each Interest Payment Date to the holder thereof on the date one Business Day prior to such Interest Payment Date. Payments of interest on any Floating Rate Note (except Floating Rate Notes that reset daily or weekly) with respect to any Interest Payment Date or maturity date (or date of redemption or repayment) will include interest accrued from and including the next preceding Interest Payment Date (or, if no interest has been paid, the date of issuance of such Floating Rate Note) to but excluding such Interest Payment Date or maturity date (or date of redemption or repayment). If the Interest Reset Dates with respect to any Floating Rate Note (other than an Alternate Federal Funds Rate Note) are daily or weekly, interest payable on such Floating Rate Note on any Interest Payment Date will include interest accrued from and excluding the last date through which interest has been accrued and paid (or, if no interest has been paid, the date of issuance of such Floating Rate Notes) to and including the Regular Record Date immediately preceding such Interest Payment Date and interest payable on such Floating Rate Note at maturity (or date of redemption or repayment) will include interest accrued to, but excluding, the maturity date (or date of redemption or repayment). If the Interest Reset Dates with respect to an Alternate Federal Funds Rate Note are daily or weekly, interest payable on such Note with respect to any Interest Payment Date or maturity date (or date of redemption or repayment) will include interest accrued from and including the next preceding Interest Payment Date (or, if no interest has been paid the original issue date) to but excluding such Interest Payment Date or maturity date (or date of redemption or repayment).

  If any Interest Payment Date for any Floating Rate Note would otherwise fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date will be postponed to the next succeeding Business Day (or, in the case of a LIBOR Note (as defined below), if such day falls in the next calendar month, such Interest Payment Date will be the next preceding Business Day) and interest on such payment shall continue to accrue until such Business Day on which interest is actually paid. If the maturity date (or date of redemption or repayment) of a Floating Rate Note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day with the same force and effect as if made on the maturity date (or date of redemption or repayment), and no interest on such payment shall accrue for the period from and after such maturity date (or date of redemption or repayment).

  The Interest Rate Basis for each Floating Rate Note is either (a) the Commercial Paper Rate (a "Commercial Paper Rate Note"), (b) LIBOR (a "LIBOR Note"), (c) the Treasury Rate (a "Treasury Rate Note"), (d) an alternate form of the Treasury Rate (an "Alternate Treasury Rate Note"), (e) the CMT Rate (a "CMT Rate Note"), (f) the Federal Funds Rate (a "Federal Funds Rate Note") or
(g) an alternate form of the Federal Funds Rate (an "Alternate Federal Funds Rate Note") as specified in Appendix B hereof. Appendix B also specifies the Spread and/or the Spread Multiplier, the Index Maturity, the date as of which the initial rate of interest is set (the "Initial Interest Determination Date"), the Interest Reset Dates and the Interest Payment Dates with respect to each Floating Rate Note. The term "Business Day" when used with respect to the Floating Rate Notes (other than CMT Rate Notes) means each Monday, Tuesday, Wednesday, Thursday and Friday which is (a) not a legal holiday for banking institutions in The City of New York, and (b) with respect to Notes denominated in a Specified Currency other than U.S. dollars, any such day that is not a legal holiday for banking institutions in the Principal Financial Center (as defined below) of the country of the Specified Currency, and (c) with respect to LIBOR Notes, is also a London Business Day (as defined below). The term "Business Day" when used with respect to CMT Rate Notes means any day other than a Saturday or Sunday or a day on which the Federal Reserve Bank of New York is closed. A "London Business Day" is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. "Principal Financial Center" will generally be the capital city of the country of the Specified Currency, except that with respect to U.S. dollars, Deutsche marks, and European Currency Units, the Principal Financial Center shall be The City of New York, Frankfurt and Luxembourg, respectively. "Index Maturity" means the period to maturity of the instrument or obligation on which the interest rate formula is based. The "Calculation Agent" with respect to the Floating Rate Notes is The First National Bank of Chicago.

  The initial rate of interest on each Floating Rate Note was set on the Initial Interest Determination Date. The interest rates applicable to the Floating Rate Notes (other than the Alternate Treasury Rate Notes) are adjusted on each Interest Reset Date. The interest rate in effect with respect to a Floating Rate Note on each day that is not an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date (or the Initial Interest Determination Date if there is no preceding Interest Reset Date), and the interest rate in effect on any day that is an Interest Reset Date) will be the interest rate determined as of the Interest Determination Date pertaining to such Interest Reset Date; provided, however, that, with respect to Floating Rate Notes other than Alternate Federal Funds Rate Notes, the interest rate in effect for the ten days immediately prior to maturity, redemption or repayment of a Floating Rate Note will be that in effect on the tenth day preceding such maturity, redemption or repayment. The interest rate in effect with respect to Alternate Federal Funds Rate Notes will continue to be adjusted on each Interest Reset Rate for the ten days immediately prior to maturity, redemption or repayment. The Interest Reset Dates for the Floating Rate Notes are specified in Appendix B hereto. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Note, the Interest Reset Date for such Floating Rate Note shall be postponed to the next day that is a Business Day with respect to such Floating Rate Note, except that (i) in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day and (ii) in the case of a Treasury Rate Note or an Alternate Treasury Note, if an auction for Treasury bills having the designated Index Maturity falls on any Interest Reset Date, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

  The interest rate on Alternate Treasury Rate Notes will be adjusted weekly on each Interest Reset Date except that (i) the interest rate in effect from the first day of each interest payment period, including the initial interest payment period, through the day of the first auction for Treasury bills having the Index Maturity on or after the first day of each interest payment period shall be based upon the results of the most recent auction for Treasury bills having the Index Maturity prior to such date and (ii) the interest rate in effect for the period beginning six Business Days prior to an Interest Payment Date and ending on the calendar day preceding such Interest Payment Date shall be based upon the results of the most recent auction for Treasury bills having the Index Maturity prior to such period.

  The Interest Determination Date pertaining to an Interest Reset Date for a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date") is the second Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") is the second London Business Day next preceding the Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") is the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week, except in the case of the Initial Interest Determination Date. The Interest Determination Date pertaining to an Interest Reset Date for an Alternate Treasury Rate Note (the "Alternate Treasury Interest Determination Date") is the Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a CMT Rate Note (the "CMT Interest Determination Date") is the second Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Federal Funds Rate Note (the "Federal Funds Interest Determination Date") is the second business day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for an Alternate Federal Funds Rate Note (the "Alternate Federal Funds Interest Determination Date") is the first business day preceding each Interest Reset Date.

  All percentages resulting from any calculations referred to in this Prospectus with respect to Floating Rate Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g., 9.876545%
(or .09876545) being rounded to 9.87655% or (.0987655) and 9.876544% (or
 .09876544) being rounded to 9.87654% (or .0987654)), and all dollar amount used in or resulting from such calculations will be rounded to the nearest cent
(with one half cent being rounded upwards).

  The "Calculation Date" pertaining to any Interest Determination Date (other than a CMT Interest Determination Date) will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date (or date or redemption or repayment), as the case may be. The "Calculation Date" pertaining to any CMT Interest Determination Date will be the Monday next following such Interest Determination Date, provided that if such Monday is not a Business Day, then the Calculation Date will be the first Business Day following such Monday.

  Interest rates will be determined by the Calculation Agent as follows:

  Commercial Paper Rate Notes. Commercial Paper Rate Notes bear interest at interest rates calculated with reference to the applicable Commercial Paper Rate and the applicable Spread and/or Spread Multiplier, and will be payable on the dates specified on the face of the Commercial Paper Rate Note and in Appendix B.

  "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on that date for commercial paper having the applicable Index Maturity as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper." In the event that such rate is not published by 9:00 A.M., New York City time, on the relevant Calculation Date, then the Commercial Paper Rate with respect to such Interest Determination Date shall be the Money Market Yield of such rate on such Commercial Paper Interest Determination Date for commercial paper having the applicable Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication published by the Federal Reserve Bank of New York ("Composite Quotations") under the heading "Commercial Paper." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate with respect to such Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered per annum rates (quoted on a bank discount basis), as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent, after consultation with the Company, for commercial paper of the specified Index Maturity placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

  "Money Market Yield" means a yield (expressed as a percentage rounded upwards to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

                                              D X 360
                      Money Market Yield =  -----------  X 100
                                            360-(D X M)

where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the period for which interest is being calculated.

  LIBOR Notes. LIBOR Notes bear interest at interest rates calculated with reference to LIBOR and the applicable Spread and/or Spread Multiplier, if any, and will be payable on the dates specified on the face of the LIBOR Note and in Appendix B.

  "LIBOR" with respect to any LIBOR Interest Determination Date will be determined by the Calculation Agent in accordance with the following provisions:

    (i) With respect to a LIBOR Interest Determination Date, LIBOR will be either: (a) the arithmetic mean of the offered rates for deposits in U.S. dollars having the applicable Index Maturity, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, that appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"), or
  (b) the rate for deposits in U.S. dollars having the applicable Index Maturity, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, that appears on Telerate Page 3750 as of 11:00 A.M., London time, on such LIBOR Interest Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace page

  LIBO on that service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). Appendix B specifies whether LIBOR with respect to a LIBOR Note is determined with respect to LIBOR Reuters or LIBOR Telerate. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on Telerate Page 3750, as applicable, LIBOR in respect of such LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

    (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page, as specified in (i)(a) above, or on which no rate appears on Telerate Page 3750, as specified in (i)(b) above, as applicable, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having the applicable Index Maturity are offered at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date by four major banks (the "Reference Banks") in the London interbank market selected by the Calculation Agent, after consultation with the Company, to prime banks in the London interbank market, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such LIBOR Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent, after consultation with the Company, for loans in U.S. dollars to leading European banks having the applicable Index Maturity, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such Interest Determination Date will be the interest rate otherwise in effect on such LIBOR Interest Determination Date.

  Treasury Rate Notes. Treasury Rate Notes bear interest at interest rates calculated with reference to the Treasury Rate and the applicable Spread and/or Spread Multiplier, and will be payable on the dates specified on the face of the Treasury Rate Note and in Appendix B to this Prospectus.

  "Treasury Rate" means, with respect to any Treasury Interest Determination Date, the rate for the most recent auction on such date of direct obligations of the United States ("Treasury bills") having the applicable Index Maturity as published in H.15(519) under the heading "U.S. Government Securities/Treasury bills/auction average (investment)" or, if not so published by 9:00 A.M., New York City time, on the relevant Calculation Date, the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury. In the event such rate is not so published by 3:00 P.M., New York City time, on the relevant Calculation Date, the Treasury Rate with respect to such Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three primary United States government securities dealers in The City of New York selected by the Calculation Agent, after consultation with the Company, for the issue of Treasury bills with a remaining maturity closest to the applicable Index Maturity; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Treasury Rate with respect to such Interest Determination Date will be the Treasury Rate in effect on such Treasury Interest Determination Date.

  Alternate Treasury Rate Notes. Alternate Treasury Rate Notes bear interest at interest rates calculated with reference to the Alternate Treasury Rate and the applicable Spread and/or Spread Multiplier, and will be payable on the dates specified on the face of the Alternate Treasury Rate Note and in Appendix B to this Prospectus.

  "Alternate Treasury Rate" means, with respect to any Alternate Treasury Interest Determination Date, the rate for the most recent auction on such date of Treasury bills having the applicable Index Maturity as such rate is set forth in H.15(519) for that day opposite the Index Maturity under the caption "U.S. Government Securities/Treasury bills/auction average (investment)." If on the Calculation Date with respect to an Alternate Treasury Interest Determination Date, Treasury bills of the Index Maturity have been auctioned on an Alternate Treasury Interest Determination Date during that Reset Period but such rate for such Alternate Treasury Interest Determination Date is not yet published in H.15(519), the rate for that Alternate Treasury Interest Determination Date will be the bond equivalent yield of the auction average rate for those Treasury bills as announced by the United States Department of the Treasury. If Treasury bills of the Index Maturity are not auctioned during any period of seven consecutive calendar days ending on and including any Friday and an Alternate Treasury Interest Determination Date would have occurred if such Treasury bills had been auctioned during that seven-day period, an Alternate Treasury Interest Determination Date will be deemed to have occurred on the day during that seven-day period on which such Treasury bills would have been auctioned in accordance with the usual practices of the United States Department of the Treasury, and the rate for the Alternate Treasury Interest Determination Date will be the bond equivalent yield of the rate set forth in H.15(519) for that day opposite the Index Maturity under the caption "U.S. Government Securities/Treasury bills/secondary market." If on the Calculation Date with respect to the relevant Alternate Treasury Interest Determination Date such rate is not yet published in H.15(519), the rate for that Alternate Treasury Interest Determination Date will be the bond equivalent yield of the arithmetic mean of the secondary market bid rates of three primary United States government securities dealers in The City of New York selected by the Calculation Agent, after consultation with the Company, as of approximately 3:30 P.M., New York City time, on that day for the issue of Treasury bills with a remaining maturity closest to the Index Maturity; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the "Alternate Treasury Rate" with respect to such Alternate Treasury Interest Determination Date will be the Alternate Treasury Rate in effect on the day immediately preceding such Alternate Treasury Interest Determination Date.

  CMT Rate Notes. CMT Rate Notes bear interest at interest rates calculated with reference to the CMT Rate and the applicable Spread and/or Spread Multiplier, and will be payable on the dates specified on the face of the CMT Rate Note and in Appendix B to this Prospectus.

    (i) "CMT Rate" means, with respect to any CMT Interest Determination Date, the rate equal to the yield as published in H.15(519) for such date in the row "U.S. Government Securities-- Treasury Constant Maturities," for the relevant Index Maturity and appearing under the date that is the CMT Interest Determination Date in such column.

    (ii) If the CMT Rate as described in clause (i) is not published in H.15(519) for the applicable Interest Determination Date by 3:30 p.m., on the relevant Calculation Date, the CMT Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent and as a decimal rounded, if necessary, to the nearest one hundred-thousandth of a percentage point with five one-millionths of a percentage point rounded up) based on the arithmetic mean of the secondary market offer prices as of approximately 3:30 P.M. (New York City time) on such Calculation Date of three leading primary United States government securities dealers in The City of New York selected by the Calculation Agent, after consultation with the Company, for the most recently issued "on-the-run" Treasury Note with the relevant Index Maturity, or, if there is no such "on-the-run" Treasury Note, for any Treasury Note with a remaining term to maturity closest to the Index Maturity. If there are two Treasury Notes with remaining terms to maturity equally close to the Index Maturity, the quotes for the Treasury Note with the shorter remaining term to maturity will be used. If only two of such dealers are quoting as described in this clause (ii), then the CMT Rate will be based on the arithmetic mean of the offer prices obtained. If only one of the dealers provides an offer price, the CMT Rate will be such offer price provided to the Calculation Agent.

  Federal Funds Rate Notes. Federal Funds Rate Notes bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any), and will be payable on the dates, specified on the face of the Federal Funds Rate Note and in Appendix B to this Prospectus.

  "Federal Funds Rate" means, with respect to any Federal Funds Interest Determination Date, the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then the Federal Funds Rate with respect to such Federal Funds Interest Determination Date will be the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, the Federal Funds Rate with respect to such Federal Funds Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates, as of 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent, after consultation with the Company; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date.

  Alternate Federal Funds Rate Notes. Alternate Federal Funds Rate Notes bear interest at interest rates calculated with reference to the Alternate Federal Funds Rate and the applicable Spread and/or Spread Multiplier.

  "Alternate Federal Funds Rate" as used with respect to the Notes means, with respect to any Alternate Federal Funds Interest Determination Date, the effective rate on such date for Federal Funds that appears on Telerate Page 120 (as defined below) under the heading "Daily Selected Money Market Rates From The Federal Reserve". In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then the Alternate Federal Funds Rate with respect to such Alternate Federal Funds Interest Determination Date will be the rate on such Alternate Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". "Telerate Page 120" means the display designated as page "120" on the Telerate Service (or such other page as may replace the 120 page on that service). If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either Telerate Page 120 or Composite Quotations, the Alternate Federal Funds Rate with respect to such Alternate Federal Funds Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates, as of 9:00 A.M., New York City time, on such Alternate Federal Funds Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent, after consultation with the Company; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Alternate Federal Funds Rate with respect to such Alternate Federal Funds Interest Determination Date will be the Federal Funds Rate in effect on such Alternate Federal Funds Interest Determination Date.

MERGER AND CONSOLIDATION

  Nothing contained in the Indenture or in any of the Debt Securities prevents any consolidation or merger of the Company with or into any other Person or Persons (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any conveyance, transfer or lease of the property of the Company as an entirety or substantially as an entirety, to any other Person (whether or not affiliated with the Company); provided, however, that:

    (1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the entity formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, any premium and interest on and any Additional Amounts with respect to all the Debt Securities and the performance of every other covenant of the Indenture on the part of the Company to be performed or observed;

    (2) immediately after giving effect to such transaction, no event which, after notice or lapse of time, would become an event of default under the Indenture (an "Event of Default"), shall have occurred and be continuing; and

    (3) either the Company or the successor Person shall have delivered to the Trustee an officers' certificate and an opinion of counsel, stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

  Except as provided above, there are no "event risk" or similar provisions of the Indenture or the Debt Securities that are intended to afford protection to Holders in the event of a merger or other significant corporate event involving the Company.

  Upon any consolidation or merger or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with the provisions of the Indenture described above, the successor Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and thereafter, except in the case of a lease to another Person, the Company shall be released from all obligations and covenants under the Indenture and the Debt Securities.

MODIFICATION AND WAIVER

  Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 51% in principal amount of the Outstanding Debt

Securities of each series issued pursuant to the Indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of, or any installment of interest or Additional Amounts payable on, any Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity; (c) change the place or currency of any payment of principal of, or any premium, interest or Additional Amounts on, any Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; (e) reduce the percentage in principal amount of the Outstanding Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage in principal amount of Outstanding Debt Securities necessary to waive any past default to less than a majority. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions of the Indenture.

EVENTS OF DEFAULT

  Under the Indenture, the following will be Events of Default with respect to Debt Securities of any series: (a) default in the payment of any interest on or any Additional Amounts payable in respect of any Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal of or premium, if any, on any Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Debt Security of that series; (d) default in the performance, or breach, of any other covenant or warranty of the Company contained in the Indenture or the Debt Securities for the benefit of such series, continued for 60 days after written notice thereof has been given to the Company by either the Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of such series as provided in the Indenture; (e) certain events of bankruptcy, insolvency or reorganization of the Company or a Principal Subsidiary (as defined below); and (f) any other Event of Default provided with respect to Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Debt Securities of that series) of all Outstanding Debt Securities of that series and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, to be due and payable immediately if an Event of Default with respect to Debt Securities of such series shall occur and be continuing at the time of declaration. At any time after a declaration of acceleration has been made with respect to Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Debt Securities of that series, except in a case of failure to pay principal of or premium, if any, or interest or Additional Amounts, if any, on any Debt Security of that series for which payment has not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected.

  The Holders of a majority in principal amount of the Outstanding Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Indenture. Before proceeding to exercise any right or power under the Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

  The Company will be required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Indenture.

LIMITATION ON LIENS

  The Indenture provides that the Company may not at any time directly or indirectly create, assume, incur or suffer to be created, assumed or incurred or suffer to exist any mortgage, pledge, encumbrance or lien (except for certain liens specifically permitted by the Indenture) by which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company or any Principal Subsidiary for money borrowed (except for any bona fide option or agreement to sell), upon (1) any shares of capital stock of any Principal Subsidiary (other than directors' qualifying shares) or (2) any shares of capital stock owned by the Company or a subsidiary of the Company that owns, directly or indirectly, capital stock of any of the Principal Subsidiaries (other than directors' qualifying shares) without, in each case, making effective provision whereby the Debt Securities (and any other indebtedness of the Company or such Subsidiary entitled to the benefit of a covenant similar to this covenant, subject to applicable priorities of payment) will be secured equally and ratably with any and all other obligations thereby secured. The Indenture defines "Principal Subsidiaries" to mean each of Greenwood Trust Company and DWR, so long as they continue, directly or indirectly, to be subsidiaries of the Company, and any subsidiary of the Company succeeding to any substantial part of the business conducted by any of such corporations on the date of the Indenture.

                                    EXPERTS

  The consolidated financial statements and related supplemental schedules of the Company and its subsidiaries incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein, and have been so incorporated by reference in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing.

  With respect to the unaudited interim financial information for the periods ended March 31, 1996 and 1995 which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                   APPENDIX A

                     FIXED RATE MEDIUM-TERM NOTES SERIES I

         PRINCIPAL             ORIGINAL               MATURITY              INTEREST RATE
           AMOUNT             ISSUE DATE                DATE                 % PER ANNUM
         ---------            ----------             ----------             -------------
       $10,000,000.00          02-07-94              02-07-2001                 5.88%
       $10,000,000.00          02-07-94              02-09-2004                 6.26%
       $10,000,000.00          02-07-94              02-09-2004                 6.27%
          $200,000.00          02-07-94              02-07-2006                 6.37%
        $3,000,000.00          02-08-94              02-08-2001                 5.97%
        $2,275,000.00          02-08-94              02-09-2004                 6.34%
        $3,000,000.00          02-08-94              02-08-2006                 6.45%
       $10,000,000.00          02-08-94              02-08-2001                 6.00%
        $3,500,000.00          02-08-94              02-09-2004                 6.37%
       $40,000,000.00          02-09-94              02-10-2014                 7.07%
        $3,000,000.00          02-10-94              02-12-2001                 5.98%
        $5,000,000.00          06-01-94              06-01-1999                 7.40%
        $5,000,000.00          06-01-94              06-01-2001                 7.75%
          $300,000.00          06-01-94              06-01-1999                 7.38%
        $5,000,000.00          06-01-94              06-01-2001                 7.75%
        $6,000,000.00          06-08-94              06-08-1999                 7.44%
        $5,000,000.00          06-08-94              06-08-2004                 8.05%
       $10,000,000.00          06-09-94              06-09-2004                 7.94%
       $50,000,000.00          06-09-94              06-11-2001                 7.58%
       $10,000,000.00          06-10-94              06-11-2001                 7.53%
       $10,000,000.00          06-10-94              06-10-2004                 7.82%
       $10,000,000.00          06-10-94              06-10-2004                 7.81%
       $10,000,000.00          06-21-94              05-15-2002                 7.62%
       $10,000,000.00          06-22-94              06-22-2004                 7.76%
       $10,000,000.00          06-23-94              06-23-2004                 7.89%
       $13,000,000.00          06-27-94              06-28-2004                 7.94%
       $10,000,000.00          06-30-94              07-01-2004                 7.85%
       $10,000,000.00          06-30-94              05-01-2001                 7.55%
       $10,000,000.00          07-06-94              07-06-2004                 8.02%
       $19,000,000.00          07-07-94              07-09-2001                 7.75%
       $10,000,000.00          07-08-94              07-08-2004                 7.97%
       $10,000,000.00          07-08-94              07-08-2004                 8.09%
       $10,000,000.00          07-14-94              08-01-2001                 7.78%
        $5,000,000.00          07-18-94              07-19-1999                 7.62%
        $8,000,000.00          07-20-94              07-20-2004                 8.14%
       $15,000,000.00          07-21-94              07-21-2004                 8.06%
       $15,000,000.00          07-22-94              07-23-2001                 7.62%
       $20,000,000.00          08-24-94              08-24-1999                 7.26%
        $5,000,000.00          09-08-94              09-08-2004                 7.86%
        $5,000,000.00          10-03-94              10-04-2004                 8.20%
       $16,000,000.00          04-12-95              09-30-1996                 6.92%
       $10,000,000.00          05-31-95              05-31-2000                 6.87%

                                   APPENDIX B

                           MEDIUM-TERM NOTES SERIES I
                                (FLOATING RATE)

                                                                    INITIAL
                                                                    INTEREST
                ORIGINAL            INTEREST                         DETER-          INTEREST                 INTEREST
  PRINCIPAL      ISSUE   MATURITY     RATE         INDEX     SPREAD MINATION          RESET                   PAYMENT
    AMOUNT        DATE     DATE       BASIS       MATURITY     %      DATE            DATES                    DATES
  ---------     -------- -------- ------------- ------------ ------ -------- ------------------------ ------------------------
$20,000,000.00  01-27-94 01-27-97 LIBOR -       one month    +0.22% 01-25-94 The third Wednesday      The third Wednesday
                                  Telerate                                   of each month            of each month and
                                  Page 3750                                                           on the maturity date
 20,000,000.00  01-27-94 01-27-97 Commercial    one month    +0.28% 01-25-94 The third Wednesday      The third Wednesday
                                  Paper Rate                                 of each month            of each month and
                                                                                                      on the maturity date
  3,000,000.00  01-28-94 01-28-97 Commercial    one month    +0.26% 01-26-94 The third Wednesday      The third Wednesday
                                  Paper Rate                                 of each month            of each month and
                                                                                                      on the maturity date
  8,000,000.00  01-28-94 01-28-97 LIBOR -       one month    +0.20% 01-26-94 The third Wednesday      The third Wednesday
                                  Telerate                                   of each month            of each month and
                                  Page 3750                                                           on the maturity date
 50,000,000.00  02-01-94 02-03-97 Commercial    one month    +0.24% 01-28-94 The third Wednesday      The third Wednesday
                                  Paper Rate                                 of each month            of each month and
                                                                                                      on the maturity date
  2,100,000.00  02-24-94 02-24-97 LIBOR -       one month    +0.18% 02-22-94 The third Wednesday      The third Wednesday
                                  Telerate                                   of each month            of each month and
                                  Page 3750                                                           on the maturity date
125,000,000.00  03-02-94 03-02-99 Alternate     three months +0.47% 02-28-94 The Tuesday              The 2nd day of March,
                                  Treasury Rate                              of each week             June, September and
                                                                                                      December
 30,000,000.00  03-03-94 03-03-97 LIBOR -       one month    +0.18% 03-01-94 The third Wednesday      The third Wednesday
                                  Telerate                                   of each month            of each month and
                                  Page 3750                                                           on the maturity date
 50,000,000.00  03-10-94 03-10-99 CMT Rate      two years    -0.22% 03-08-94 The 10th day             The 10th day of March,
                                                                             of March, June,          June, September and
                                                                             September and December   December
 50,000,000.00  03-17-94 03-17-97 Alternate     three months +0.31% 03-14-94 The Tuesday              The 17th day of June,
                                  Treasury                                   of each week             September, December
                                  Rate                                                                and March
 50,000,000.00  06-01-94 06-02-97 LIBOR -       one month    +0.21% 05-27-94 The third Wednesday      The third Wednesday
                                  Telerate                                   of each month            of each month
                                  Page 3750
  3,000,000.00  06-10-94 06-10-99 LIBOR -       one month    +0.37% 06-08-94 The third Wednesday      The third Wednesday
                                  Telerate                                   of each month            of each month commencing
                                  Page 3750                                  commencing July 20, 1994 July 20, 1994
                REDEMPTION
                  DATES
                   (AND
                REDEMPTION
                  PRICE
                  (% OF
                PRINCIPAL
                 AMOUNT)
  PRINCIPAL      IF OTHER
    AMOUNT      THAN 100%)
  ---------     ----------
$20,000,000.00     N.A.
 20,000,000.00     N.A.
  3,000,000.00     N.A.
  8,000,000.00     N.A.
 50,000,000.00     N.A.
  2,100,000.00     N.A.
125,000,000.00     N.A.
 30,000,000.00     N.A.
 50,000,000.00     N.A.
 50,000,000.00     N.A.
 50,000,000.00     N.A.
  3,000,000.00     N.A.

                                                               INITIAL
                                                               INTEREST
                 ORIGINAL           INTEREST                    DETER-           INTEREST                    INTEREST
   PRINCIPAL      ISSUE   MATURITY    RATE      INDEX   SPREAD MINATION            RESET                      PAYMENT
    AMOUNT         DATE     DATE     BASIS    MATURITY    %      DATE              DATES                       DATES
   ---------     -------- -------- ---------- --------- ------ -------- --------------------------- ---------------------------
$  5,000,000.00  06-14-94 06-14-99 LIBOR -    one month +0.37% 06-10-94 The third Wednesday         The third Wednesday
                                   Telerate                             of each month               of each month commencing
                                   Page 3750                            commencing July 20, 1994    July 20, 1994
  45,000,000.00  06-17-94 06-17-99 LIBOR -    one month +0.37% 06-15-94 The third Wednesday         The third Wednesday
                                   Telerate                             of each month               of each month commencing
                                   Page 3750                            commencing July 20, 1994    July 20, 1994 and on the
                                                                                                    maturity date
  25,000,000.00  07-18-94 07-19-99 LIBOR -    one month +0.35% 07-14-94 The third Wednesday         The third Wednesday
                                   Telerate                             of each month               of each month commencing
                                   Page 3750                            commencing August 17, 1994  August 17, 1994 and on the
                                                                                                    maturity date
  27,500,000.00  08-01-94 08-02-99 LIBOR -    one month +0.25% 07-28-94 The Wednesday               The third Wednesday
                                   Telerate                             of each week                of each month commencing
                                   Page 3750                            commencing August 3, 1994   August 17, 1994 and on the
                                                                                                    maturity date
  25,000,000.00  08-02-94 08-04-97 LIBOR -    one month +0.14% 07-29-94 The third Wednesday         The third Wednesday
                                   Telerate                             of each month               of each month commencing
                                   Page 3750                            commencing August 17, 1994  August 17, 1994 and on the
                                                                                                    maturity date
   3,000,000.00  09-15-94 09-15-99 LIBOR -    one month +0.30% 09-13-94 The third Wednesday         The third Wednesday
                                   Telerate                             of each month               of each month commencing
                                   Page 3750                            commencing October 19, 1994 October 19, 1994 and on the
                                                                                                    maturity date
  25,000,000.00  09-29-94 09-29-97 LIBOR -    one month +0.21% 09-27-94 The third Wednesday         The third Wednesday
                                   Telerate                             of each month               of each month commencing
                                   Page 3750                            commencing October 19, 1994 October 19, 1994 and on the
                                                                                                    maturity date
  25,000,000.00  09-29-94 09-30-96 LIBOR -    one month +0.14% 09-27-94 The third Wednesday         The third Wednesday
                                   Telerate                             of each month               of each month commencing
                                   Page 3750                            commencing October 19, 1994 October 19, 1994 and on the
                                                                                                    maturity date
  25,000,000.00  09-29-94 10-01-96 LIBOR -    one month +0.13% 09-27-94 The third Wednesday         The third Wednesday
                                   Telerate                             of each month               of each month commencing
                                   Page 3750                            commencing October 19, 1994 October 19, 1994 and on the
                                                                                                    maturity date
  50,000,000.00  09-29-94 09-29-96 Alternate  one day   +0.31% 09-28-94 Each Business Day           The 29th day of December,
                                   Federal                                                          March, June and
                                   Funds Rate                                                       September, commencing
                                                                                                    December 29, 1994 and on
                                                                                                    the maturity date
                 REDEMPTION
                   DATES
                    (AND
                 REDEMPTION
                   PRICE
                   (% OF
                 PRINCIPAL
                  AMOUNT)
   PRINCIPAL      IF OTHER
    AMOUNT       THAN 100%)
   ---------     ----------
$  5,000,000.00     N.A.
  45,000,000.00     N.A.
  25,000,000.00     N.A.
  27,500,000.00     N.A.
  25,000,000.00     N.A.
   3,000,000.00     N.A.
  25,000,000.00     N.A.
  25,000,000.00     N.A.
  25,000,000.00     N.A.
  50,000,000.00     N.A.

                                                                  INITIAL
                                                                  INTEREST
                 ORIGINAL           INTEREST                       DETER-           INTEREST                    INTEREST
   PRINCIPAL      ISSUE   MATURITY    RATE       INDEX     SPREAD MINATION            RESET                      PAYMENT
    AMOUNT         DATE     DATE     BASIS      MATURITY     %      DATE              DATES                       DATES
   ---------     -------- -------- ---------- ------------ ------ -------- --------------------------- ---------------------------
$ 50,000,000.00  09-29-94 09-29-97 Alternate  one day      +0.40% 09-28-94 Each Business Day           The 29th day of December,
                                   Federal                                                             March, June and
                                   Funds Rate                                                          September, commencing
                                                                                                       December 29, 1994 and on
                                                                                                       the maturity date
  20,000,000.00  09-30-94 09-30-97 LIBOR -    one month    +0.20% 09-28-94 The third Wednesday         The third Wednesday
                                   Telerate                                of each month               of each month commencing
                                   Page 3750                               commencing October 19, 1994 October 19, 1994 and on the
                                                                                                       maturity date
  20,000,000.00  10-04-94 10-06-97 LIBOR -    one month    +0.19% 09-30-94 The third Wednesday         The third Wednesday
                                   Telerate                                of each month               of each month commencing
                                   Page 3750                               commencing October 19, 1994 October 19, 1994 and on the
                                                                                                       maturity date
  30,000,000.00  10-04-94 10-06-97 LIBOR -    three months +0.20% 09-30-94 The third Wednesday         The third Wednesday of
                                   Telerate                                of December, March, June    December, March, June and
                                   Page 3750                               and September, commencing   September, commencing
                                                                           December 21, 1994           December 21, 1994 and on
                                                                                                       the maturity date
  10,000,000.00  10-06-94 10-06-97 LIBOR -    one month    +0.18% 10-04-94 The third Wednesday         The third Wednesday
                                   Telerate                                of each month               of each month commencing
                                   Page 3750                               commencing October 19, 1994 October 19, 1994 and on the
                                                                                                       maturity date
  30,000,000.00  09-29-94 09-29-97 LIBOR -    one month    +0.20% 09-27-94 The third Wednesday         The third Wednesday
                                   Telerate                                of each month               of each month commencing
                                   Page 3750                               commencing October 19, 1994 October 19, 1994 and on the
                                                                                                       maturity date
 150,000,000.00  11-22-94 11-22-96 LIBOR -    three months +0.18% 11-18-94 The third Wednesday         The third Wednesday of
                                   Telerate                                of December, March, June    December, March, June and
                                   Page 3750                               and September, commencing   September, commencing
                                                                           December 21, 1994           December 21, 1994
   5,000,000.00  11-23-94 01-03-97 LIBOR -    three months +0.19% 11-21-94 The third Wednesday         The third Wednesday of
                                   Telerate                                of December, March, June    December, March, June and
                                   Page 3750                               and September, commencing   September, commencing
                                                                           December 21, 1994           December 21, 1994
 100,000,000.00  11-25-94 01-15-97 LIBOR -    three months +0.19% 11-23-94 The third Wednesday         The third Wednesday of
                                   Telerate                                of December, March, June    December, March, June and
                                   Page 3750                               and September, commencing   September, commencing
                                                                           December 21, 1994           December 21, 1994
   5,000,000.00  11-29-94 12-01-97 LIBOR -    three months +0.22% 11-25-94 The third Wednesday         The third Wednesday of
                                   Telerate                                of December, March, June    December, March, June and
                                   Page 3750                               and September, commencing   September, commencing
                                                                           December 21, 1994           December 21, 1994
                 REDEMPTION
                   DATES
                    (AND
                 REDEMPTION
                   PRICE
                   (% OF
                 PRINCIPAL
                  AMOUNT)
   PRINCIPAL      IF OTHER
    AMOUNT       THAN 100%)
   ---------     ----------
$ 50,000,000.00     N.A.
  20,000,000.00     N.A.
  20,000,000.00     N.A.
  30,000,000.00     N.A.
  10,000,000.00     N.A.
  30,000,000.00     N.A.
 150,000,000.00     N.A.
   5,000,000.00     N.A.
 100,000,000.00     N.A.
   5,000,000.00     N.A.

                                                                 INITIAL
                                                                 INTEREST
                ORIGINAL          INTEREST                        DETER-            INTEREST
  PRINCIPAL      ISSUE   MATURITY   RATE       INDEX     SPREAD  MINATION            RESET
    AMOUNT        DATE     DATE     BASIS     MATURITY      %      DATE              DATES
  ---------     -------- -------- --------- ------------ ------- -------- ----------------------------
$20,000,000.00  11-29-94 10-06-97 LIBOR -   three months  +0.22% 11-25-94 The third Wednesday
                                  Telerate                                of December, March, June
                                  Page 3750                               and September, commencing
                                                                          December 21, 1994
 10,000,000.00  11-25-94 11-25-97 LIBOR -   three months  +0.22% 11-23-94 The third Wednesday
                                  Telerate                                of December, March, June
                                  Page 3750                               and September, commencing
                                                                          December 21, 1994
  5,000,000.00  02-01-95 02-01-00 LIBOR -   one month     +0.35% 01-30-95 The third Wednesday
                                  Telerate                                of each month commencing
                                  Page 3750                               February 15, 1995
 30,000,000.00  03-06-95 03-06-97 LIBOR -   one month     +0.13% 03-02-95 The third Wednesday
                                  Telerate                                of each month commencing
                                  Page 3750                               March 15, 1995
 25,000,000.00  03-07-95 03-07-97 LIBOR -   one month     +0.13% 03-03-95 The third Wednesday
                                  Telerate                                of each month commencing
                                  Page 3750                               March 15, 1995
 25,000,000.00  03-15-95 03-17-97 LIBOR -   one month     +0.12% 03-13-95 The third Wednesday
                                  Telerate                                of each month commencing
                                  Page 3750                               April 19, 1995
 50,000,000.00  03-21-95 03-21-97 LIBOR -   one month     +0.12% 03-17-95 The third Wednesday
                                  Telerate                                of each month commencing
                                  Page 3750                               April 19, 1995
 10,000,000.00  03-24-95 04-01-99 LIBOR -   one month     +0.30% 03-22-95 The third Wednesday
                                  Telerate                                of each month commencing
                                  Page 3750                               April 19, 1995
 75,000,000.00  03-31-95 03-31-00 LIBOR -   three months +0.375% 03-29-95 The third Wednesday
                                  Telerate                                of June, September, December
                                  Page 3750                               and March commencing
                                                                          June 21, 1995
  5,000,000.00  03-31-95 03-31-99 LIBOR -   one month     +0.30% 03-29-95 The third Wednesday
                                  Telerate                                of each month commencing
                                  Page 3750                               April 19, 1995
 30,000,000.00  04-05-95 04-05-99 LIBOR -   one month     +0.30% 04-03-95 The third Wednesday
                                  Telerate                                of each month commencing
                                  Page 3750                               April 19, 1995
 25,000,000.00  04-07-95 04-07-00 LIBOR -   three months +0.375% 04-05-95 The third Wednesday
                                  Telerate                                of June, September, December
                                  Page 3750                               and March commencing
                                                                          June 21, 1995
                                             REDEMPTION
                                               DATES
                                                (AND
                                             REDEMPTION
                                               PRICE
                                               (% OF
                                             PRINCIPAL
                          INTEREST            AMOUNT)
  PRINCIPAL               PAYMENT             IF OTHER
    AMOUNT                 DATES             THAN 100%)
  ---------     ---------------------------- ----------
$20,000,000.00  The third Wednesday of          N.A.
                December, March, June and
                September, commencing
                December 21, 1994
 10,000,000.00  The third Wednesday of          N.A.
                December, March, June and
                September, commencing
                December 21, 1994
  5,000,000.00  The third Wednesday             N.A.
                of each month commencing
                February 15, 1995
 30,000,000.00  The third Wednesday             N.A.
                of each month commencing
                March 15, 1995
 25,000,000.00  The third Wednesday             N.A.
                of each month commencing
                March 15, 1995
 25,000,000.00  The third Wednesday             N.A.
                of each month commencing
                April 19, 1995
 50,000,000.00  The third Wednesday             N.A.
                of each month commencing
                April 19, 1995
 10,000,000.00  The third Wednesday             N.A.
                of each month commencing
                April 19, 1995
 75,000,000.00  The third Wednesday             N.A.
                of June, September, December
                and March commencing
                June 21, 1995
  5,000,000.00  The third Wednesday             N.A.
                of each month commencing
                April 19, 1995
 30,000,000.00  The third Wednesday             N.A.
                of each month commencing
                April 19, 1995
 25,000,000.00  The third Wednesday             N.A.
                of June, September, December
                and March commencing
                June 21, 1995

                                                                 INITIAL
                                                                 INTEREST
                ORIGINAL          INTEREST                        DETER-            INTEREST
  PRINCIPAL      ISSUE   MATURITY   RATE       INDEX     SPREAD  MINATION            RESET
    AMOUNT        DATE     DATE     BASIS     MATURITY      %      DATE              DATES
  ---------     -------- -------- --------- ------------ ------- -------- ----------------------------
$10,000,000.00  04-12-95 04-12-00 LIBOR -   three months +0.375% 04-10-95 The third Wednesday
                                  Telerate                                of June, September, December
                                  Page 3750                               and March commencing
                                                                          June 21, 1995
 50,000,000.00  05-23-95 05-23-97 LIBOR -   three months  +0.05% 05-19-95 The third Wednesday
                                  Telerate                                of June, September, December
                                  Page 3750                               and March commencing
                                                                          June 21, 1995
 25,000,000.00  07/05/95 07/06/98 LIBOR -   three months  +0.25% 07/03/95 The third Wednesday
                                  Telerate                                of September, December,
                                  Page 3750                               March and June, commencing
                                                                          September 20, 1995
 10,000,000.00  07/05/95 07/06/99 LIBOR -   three months   +0.3% 07/03/95 The third Wednesday
                                  Telerate                                of September, December,
                                  Page 3750                               March and June, commencing
                                                                          September 20, 1995
 50,000,000.00  07/12/95 07/12/00 LIBOR -   three months  +0.35% 07/10/95 The third Wednesday
                                  Telerate                                of September, December,
                                  Page 3750                               March and June, commencing
                                                                          September 20, 1995
 20,000,000.00  07/13/95 07/13/99 LIBOR -   three months   +0.3% 07/11/95 The third Wednesday
                                  Telerate                                of September, December,
                                  Page 3750                               March and June, commencing
                                                                          September 20, 1995
 75,000,000.00  02/01/96 02/02/98 LIBOR -   one month     +0.08% 01/30/96 The third Wednesday
                                  Telerate                                of each month commencing
                                  Page 3750                               February 21, 1996
 50,000,000.00  02/01/96 02/01/99 LIBOR -   one month     +0.18% 01/30/96 The third Wednesday
                                  Telerate                                of each month commencing
                                  Page 3750                               February 21, 1996
100,000,000.00  02/05/96 02/05/99 LIBOR -   one month     +0.18% 02/01/96 The third Wednesday
                                  Telerate                                of each month commencing
                                  Page 3750                               February 21, 1996
 50,000,000.00  02/05/96 02/05/98 LIBOR -   one month     +0.08% 02/01/96 The third Wednesday
                                  Telerate                                of each month commencing
                                  Page 3750                               February 21, 1996
 32,000,000.00  02/06/96 02/06/98 LIBOR -   one month     +0.08% 02/02/96 The third Wednesday
                                  Telerate                                of each month commencing
                                  Page 3750                               February 21, 1996
 25,000,000.00  02/08/96 02/08/99 LIBOR -   one month     +0.18% 02/06/96 The third Wednesday
                                  Telerate                                of each month commencing
                                  Page 3750                               February 21, 1996
 93,000,000.00  02/12/96 02/12/98 LIBOR -   one month     +0.08% 02/08/96 The third Wednesday
                                  Telerate                                of each month commencing
                                  Page 3750                               February 21, 1996
                                             REDEMPTION
                                               DATES
                                                (AND
                                             REDEMPTION
                                               PRICE
                                               (% OF
                                             PRINCIPAL
                          INTEREST            AMOUNT)
  PRINCIPAL               PAYMENT             IF OTHER
    AMOUNT                 DATES             THAN 100%)
  ---------     ---------------------------- ----------
$10,000,000.00  The third Wednesday             N.A.
                of June, September, December
                and March commencing
                June 21, 1995
 50,000,000.00  The third Wednesday             N.A.
                of June, September, December
                and March commencing
                June 21, 1995
 25,000,000.00  The third Wednesday             N.A.
                of September, December,
                March and June, commencing
                September 20, 1995
 10,000,000.00  The third Wednesday             N.A.
                of September, December,
                March and June, commencing
                September 20, 1995
 50,000,000.00  The third Wednesday             N.A.
                of September, December,
                March and June, commencing
                September 20, 1995
 20,000,000.00  The third Wednesday             N.A.
                of September, December,
                March and June, commencing
                September 20, 1995
 75,000,000.00  The third Wednesday             N.A.
                of each month commencing
                February 21, 1996
 50,000,000.00  The third Wednesday             N.A.
                of each month commencing
                February 21, 1996
100,000,000.00  The third Wednesday             N.A.
                of each month commencing
                February 21, 1996
 50,000,000.00  The third Wednesday             N.A.
                of each month commencing
                February 21, 1996
 32,000,000.00  The third Wednesday             N.A.
                of each month commencing
                February 21, 1996
 25,000,000.00  The third Wednesday             N.A.
                of each month commencing
                February 21, 1996
 93,000,000.00  The third Wednesday             N.A.
                of each month commencing
                February 21, 1996

                                                               INITIAL
                                                               INTEREST
                ORIGINAL          INTEREST                      DETER-          INTEREST                 INTEREST
  PRINCIPAL      ISSUE   MATURITY   RATE      INDEX    SPREAD  MINATION          RESET                   PAYMENT
    AMOUNT        DATE     DATE     BASIS   MATURITY     %       DATE            DATES                    DATES
  ---------     -------- -------- --------- --------- -------- -------- ------------------------ ------------------------
$25,000,000.00  03/01/96 03/02/98 LIBOR -   one month +0.0625% 02/28/96 The third Wednesday      The third Wednesday
                                  Telerate                              of each month commencing of each month commencing
                                  Page 3750                             March 20, 1996           March 20, 1996
 10,000,000.00  04/23/96 10/23/97 LIBOR -   one month   +0.04% 04/19/96 The third Wednesday      The third Wednesday
                                  Telerate                              of each month commencing of each month commencing
                                  Page 3750                             May 15, 1996             May 15, 1996
 25,000,000.00  05/14/96 05/14/99 LIBOR -   one month   +0.14% 05/10/96 The third Wednesday      The third Wednesday
                                  Telerate                              of each month commencing of each month commencing
                                  Page 3750                             June 19, 1996            June 19, 1996
 30,000,000.00  05/17/96 05/18/98 LIBOR -   one month   +0.06% 05/15/96 The third Wednesday      The third Wednesday
                                  Telerate                              of each month commencing of each month commencing
                                  Page 3750                             June 19, 1996            June 19 1996
                REDEMPTION
                  DATES
                   (AND
                REDEMPTION
                  PRICE
                  (% OF
                PRINCIPAL
                 AMOUNT)
  PRINCIPAL      IF OTHER
    AMOUNT      THAN 100%)
  ---------     ----------
$25,000,000.00     N.A.
 10,000,000.00     N.A.
 25,000,000.00     N.A.
 30,000,000.00     N.A.

                          DEAN WITTER, DISCOVER & CO.

                                DEBT SECURITIES

                                  PROSPECTUS


                           DEAN WITTER REYNOLDS INC.

                                       , 1996

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  Estimated expenses (other than underwriting discounts and commissions) payable by the Company in connection with the sale of the Debt Securities covered hereby are as follows:

      Registration fee -- Securities and Exchange Commission..... $  689,655.17
      NASD filing fee............................................     30,500.00
      Printing and engraving expenses............................    150,000.00
      Blue sky fees and expenses (including counsel).............     40,000.00
      Accounting fees and expenses...............................    175,000.00
      Legal fees and expenses....................................    300,000.00
      Trustee's fees and expenses................................      5,000.00
      Miscellaneous..............................................     49,844.83
                                                                  -------------
          Total.................................................. $1,440,000.00
                                                                  =============

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 102 of the General Corporation Law of the State of Delaware ("GCL") allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation, as amended, contains a provision which eliminates directors' personal liability as set forth above.

  The Registrant's Amended and Restated Certificate of Incorporation, as amended, and the Registrant's Bylaws provide in effect that the Registrant shall indemnify its directors and officers, and may indemnify its employees, to the extent permitted by Section 145 of the GCL. Section 145 of the GCL provides that a Delaware corporation has the power to indemnify its officers, directors and employees in certain circumstances.

  Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer or employee, or former director or officer or employee, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer or employee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer or employee had no cause to believe his or her conduct was unlawful.

  Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer or employee, or former director or officer or employee, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

  Section 145 further provides that to the extent a director or officer or employee of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer or employee of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

  The Registrant has in effect insurance policies in the amount of $75 million for general officers' and directors' liability insurance and $25 million for fiduciary liability insurance covering all of the Registrant's directors and officers in certain instances where by law they may not be indemnified by the Registrant.

  The Underwriting Agreement and the Distribution Agreement, filed as Exhibits 1(a) and 1(b) hereto, respectively, and incorporated herein by reference, contain certain provisions relating to the indemnification of the Registrant's directors, officers and controlling persons.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits. The following is a list of exhibits to this Registration Statement.

   1(a)     --Form of Underwriting Agreement for Debt Securities, including forms of Terms Agreement and Delayed Delivery Contract.
   1(b)     --Distribution Agreement, including form of Terms Agreement, dated
              November 19, 1993 (the "Distribution Agreement"), between Registrant and Dean Witter Reynolds Inc. relating to Medium-Term Notes (a series of Debt Securities). Filed as Exhibit 1(b) to the Registrant's Registration Statement No. 33-89748 on Form S-3, and incorporated herein by reference.
   1(c)     --Form of Amendment No. 1 to the Distribution Agreement.
   4(a)     --Indenture, dated as of February 24, 1993, between Registrant and
              The First National Bank of Chicago, as trustee, pursuant to which the Debt Securities will be issued. Filed as Exhibit 4 to the Registrant's Registration Statement No. 33-60734 on Form S-3, and incorporated herein by reference.
   4(b)     --Form of Fixed Rate Medium-Term Note. Filed as Exhibit 4.1 to the
              Registrant's Current Report on Form 8-K dated November 18, 1993, and incorporated herein by reference.
   4(c)     --Form of Floating Rate Medium-Term Note. Filed as Exhibit 4.2 to
              the Registrant's Current Report on Form 8-K dated November 18, 1993, and incorporated herein by reference.

   5        --Opinion of Brown & Wood.
   12       --Computation of Ratio of Earnings to Fixed Charges.
   15       --Letter of awareness from Deloitte & Touche llp concerning unaudited interim financial information.
   23(a)    --Consent of Brown & Wood (included as part of Exhibit 5).
   23(b)    --Consent of Deloitte & Touche llp.
   24       --Power of Attorney (included on signature page).
   25       --Form T-1 Statement of Eligibility and Qualification under the
              Trust Indenture Act of 1939 of The First National Bank of
              Chicago.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

  (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-ef-fective amendment thereof) which, individually or in the aggregate, repre-sent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in vol-ume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the ag-gregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Reg-istration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN NEW YORK, STATE OF NEW YORK, ON THIS 11TH DAY OF JULY, 1996.

                                          Dean Witter, Discover & Co.

                                                   /s/ Philip J. Purcell
                                          By:__________________________________
                                              Philip J. Purcell
                                              Chairman of the Board and Chief
                                              Executive Officer

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Christine A. Edwards, Mitchell M. Merin, Ronald T. Carman and Michael T. Gregg, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement (any of which amendments may make such changes and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate) and to file the same, with all exhibits thereto, and any other documents that may be required in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on this 11th day of July, 1996.

              SIGNATURE                              TITLE

        /s/ Philip J. Purcell             Chairman of the Board, Chief
- -------------------------------------      Executive Officer and Director
          PHILIP J. PURCELL                (Principal Executive Officer)

       /s/ Thomas C. Schneider            Executive Vice President and
- -------------------------------------      Chief Financial Officer
         THOMAS C. SCHNEIDER               (Principal Financial Officer)

         /s/ Robert P. Seass              Senior Vice President and
- -------------------------------------      Controller (Principal
           ROBERT P. SEASS                 Accounting Officer)

             SIGNATURE                             TITLE

       /s/ Edward A. Brennan                      Director
- ------------------------------------
         EDWARD A. BRENNAN

     /s/ Alfred C. DeCrane, Jr.                   Director
- ------------------------------------
       ALFRED C. DECRANE, JR.

       /s/ Robert M. Gardiner                     Director
- ------------------------------------
         ROBERT M. GARDINER

        /s/ C. Robert Kidder                      Director
- ------------------------------------
          C. ROBERT KIDDER

        /s/ Michael A. Miles                      Director
- ------------------------------------
          MICHAEL A. MILES

        /s/ Sybil C. Mobley                       Director
- ------------------------------------
          SYBIL C. MOBLEY

    /s/ Clarence B. Rogers, Jr.                   Director
- ------------------------------------
      CLARENCE B. ROGERS, JR.

                                 EXHIBIT INDEX

 EXHIBIT NO.                        DESCRIPTION
 -----------                        -----------
    1(a)     --Form of Underwriting Agreement for Debt Securities,
               including forms of Terms Agreement and Delayed Delivery
               Contract.
    1(b)     --Distribution Agreement, including form of Terms
               Agreement, dated November 19, 1993 (the "Distribution
               Agreement"), between Registrant and Dean Witter
               Reynolds Inc. relating to Medium-Term Notes (a series
               of Debt Securities). Filed as Exhibit 1(b) to the
               Registrant's Registration Statement No. 33-89748 on
               Form S-3, and incorporated herein by reference.
    1(c)     --Form of Amendment No. 1 to the Distribution Agreement.
    4(a)     --Indenture, dated as of February 24, 1993, between
               Registrant and The First National Bank of Chicago, as
               trustee, pursuant to which the Debt Securities will be
               issued. Filed as Exhibit 4 to the Registrant's
               Registration Statement No. 33-60734 on Form S-3, and
               incorporated herein by reference.
    4(b)     --Form of Fixed Rate Medium-Term Note. Filed as Exhibit
               4.1 to the Registrant's Current Report on Form 8-K
               dated November 18, 1993, and incorporated herein by
               reference.
    4(c)     --Form of Floating Rate Medium-Term Note. Filed as
               Exhibit 4.2 to the Registrant's Current Report on Form
               8-K dated November 18, 1993, and incorporated herein by
               reference.
    5        --Opinion of Brown & Wood.
    12       --Computation of Ratio of Earnings to Fixed Charges.
    15       --Letter of awareness from Deloitte & Touche llp
               concerning unaudited interim Financial Information.
    23(a)    --Consent of Brown & Wood (included as part of Exhibit
               5).
    23(b)    --Consent of Deloitte & Touche llp.
    24       --Power of Attorney (included on signature page).
    25       --Form T-1 Statement of Eligibility and Qualification
               under the Trust Indenture Act of 1939 of The First
               National Bank of Chicago.